Exhibit 10.56

EXECUTION VERSION

$406,500,000

LANDRY’S RESTAURANTS, INC.

11 5/8% Senior Secured Notes due 2015

PURCHASE AGREEMENT

November 17, 2009

JEFFERIES & COMPANY, INC.

520 Madison Avenue

New York, New York 10022

UBS SECURITIES LLC

299 Park Avenue

New York, New York 10171

DEUTSCHE BANK SECURITIES INC.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Landry’s Restaurants, Inc., a Delaware corporation (the “Company”), and each of the Guarantors (as hereinafter defined) hereby agree with you as follows:

1. Issuance of Notes. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the initial purchasers listed on Schedule I hereto (the “Initial Purchasers”) $406,500,000 aggregate principal amount of its 11 5/8% Senior Secured Notes due 2015 (the “Notes”). The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of November 30, 2009, by and among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”). Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of Notes” section of the Final Offering Memorandum (as hereinafter defined).

The Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes shall bear the legends set forth in the “Notice to Investors” section of the Final Offering Memorandum (defined below). The “Final Offering Memorandum” shall mean the final offering memorandum, dated the date hereof, including the information incorporated by reference therein. The Company has prepared a preliminary offering memorandum, dated November 9, 2009, including the information incorporated by reference therein (the “Preliminary Offering Memorandum”) and a pricing term sheet attached hereto as Schedule I (the “Pricing Supplement”), which includes pricing terms and other information relating to the purchase and sale of the Notes by the Initial Purchasers (the “Offering”). The term “Offering Memorandum” means collectively the Preliminary Offering Memorandum (as supplemented by the Pricing Supplement) and the Final Offering Memorandum, and any amendment or supplement to any such document, including exhibits and schedules thereto, including all information incorporated by reference therein. The Preliminary Offering Memorandum and the Pricing Supplement are together referred to herein as the “Pricing Disclosure Package.”

On the Closing Date and concurrently with the consummation of this Offering, the Company will enter into an amended senior secured credit facility among the Company, the Guarantors, Wells Fargo Foothill, LLC, as administrative agent, co-lead arranger and co-syndication agent, Jefferies Finance LLC, as co-lead arranger and co-syndication agent, and the lenders party thereto, which will provide for a $75.0 million senior secured revolving credit facility and a $165.6 million senior secured term loan facility (as amended, supplemented, modified, extended or restated from time to time, the “Amended and Restated Credit Agreement”).

The proceeds of the Notes will be used (a) to redeem and repay all of the Company’s issued and outstanding 14% senior secured notes due 2011 (the “14% Notes”), (b) to pay related fees and expenses and (c) for general corporate purposes or, if consummated, for the proposed acquisition of the Company by affiliates of Tilman J. Fertitta.

2. Terms of Offering. The Initial Purchasers have advised the Company, and the Company understands, that the Initial Purchasers will make offers to sell (the “Exempt Resales”) some or all of the Notes purchased by the Initial Purchasers hereunder on the terms set forth in the Pricing Disclosure Package and the Final Offering Memorandum, as amended or supplemented, solely to persons (the “Subsequent Purchasers”) whom the Initial Purchasers reasonably believe to be (a) “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), as such rule may be amended from time to time, and (b) non-U.S. persons permitted to purchase the Notes in offshore transactions in reliance upon Regulation S under the Securities Act (“Regulation S Persons”), as such rule may be amended from time to time.

Pursuant to the Indenture, each Domestic Restricted Subsidiary of the Company shall fully and unconditionally guarantee to each holder of the Notes and the Trustee, on a senior secured basis, the payment and performance of the Company’s Obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a “Guarantor” and each such guarantee being referred to herein as a “Guarantee”).

Pursuant to the terms of the Indenture and the Collateral Agreements, all of the Company’s and each Guarantor’s obligations under the Indenture, the Notes and the Guarantees will be secured by a Lien on substantially all the assets of the Company and the Guarantors; provided, however, that pursuant to the terms of the Intercreditor Agreement, such Lien will be contractually subordinated to a Lien on the Collateral that secures all Obligations under the Amended and Restated Credit Agreement and certain other permitted indebtedness.

Holders of the Notes will have the registration rights set forth in the registration rights agreement applicable to the Notes (the “Registration Rights Agreement”), to be executed on and dated as of the Closing Date, in a form reasonably acceptable to the Initial Purchasers in conformity in all material respects with the description of such registration rights contained in the Pricing Disclosure Package and the Final Offering Memorandum. Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree, among other things, to file with the SEC (i) a registration statement under the Securities Act relating to the 11 % Senior Secured Notes due 2015 (the “Exchange Notes”), which shall be identical to the Notes (except that the Exchange Notes shall have been registered pursuant to such registration statement and will not be subject to restrictions on transfer or contain additional interest provisions) to be offered in exchange for the Notes (such offer to exchange being referred to as the “Exchange Offer”), and/or (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the resale by certain holders

2

of the Notes. If required under the Registration Rights Agreement, the Company will issue Exchange Notes and cause the Guarantors to issue exchange guarantees to the Initial Purchasers (the “Private Exchange Notes” and “Private Exchange Guarantees,” respectively). If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances in accordance with the terms of the Registration Rights Agreement.

This Agreement, the Indenture, the Collateral Agreements, the Registration Rights Agreement, the Notes, the Exchange Notes, the Private Exchange Notes, the Guarantees and the Private Exchange Guarantees are collectively referred to herein as the “Transaction Documents.” The Offering, the entry into the Amended and Restated Credit Agreement and the application of the proceeds therefrom as described in the Pricing Disclosure Package and the Offering Memorandum and the issuance and sale of the Notes in accordance with this Agreement are collectively referred to herein as the “Transactions”.

3. Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants contained herein and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company the respective principal amount of the Notes set forth opposite such Initial Purchaser’s name in Schedule I hereto at a purchase price of 96.33542625% of the aggregate principal amount thereof. Delivery to the Initial Purchasers of and payment for the Notes shall be made at a closing (the “Closing”) to be held at 10:00 a.m., New York time, on November 30, 2009 (the “Closing Date”) at the New York offices of Proskauer Rose LLP.

The Company shall deliver to the Initial Purchasers one or more certificates representing the Notes in global form, registered in such names and denominations as the Initial Purchasers may request against payment by the Initial Purchasers of the purchase price therefor (net of expenses of the Initial Purchasers that are reimburseable by the Company) by immediately available Federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchasers at least two business days prior to the Closing Date. The certificates representing the Notes in definitive form shall be made available to the Initial Purchasers for inspection at the New York offices of Proskauer Rose LLP (or such other place as shall be reasonably acceptable to the Initial Purchasers) not later than 10:00 a.m. one business day immediately preceding the Closing Date. Notes to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

4. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to the Initial Purchasers that, as of the date hereof and as of the Closing Date:

(a) No Material Misstatement or Omission. The Pricing Disclosure Package, and any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date and the Final Offering Memorandum and any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 4(a) do not apply to statements or omissions made in reliance upon and in conformity with the Initial Purchasers Information (as defined in Section 11). No injunction or order has been issued and no proceeding is pending or threatened, that either (i) asserts that any of the Transactions is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or

3

sale of any of the Notes or the use of the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto, in any jurisdiction. The Pricing Disclosure Package and Final Offering Memorandum, as of their respective dates, contained all the information specified in Rule 144A(d)(4) of the Securities Act.

(b) Additional Written Communication. The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) and (ii) below) a “Company Additional Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum, and (iii) any electronic road show or other written communications, in each case used in accordance with Section 5(c). Each such Company Additional Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any of the Initial Purchasers expressly for use in any Company Additional Written Communication.

(c) Subsidiaries. Each corporation, partnership, limited liability company or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than 50% of any class of equity securities or interests is listed on Schedule II attached hereto (the “Subsidiaries”). Each Subsidiary that is an Unrestricted Subsidiary has an asterisk (“*”) next to its name on such schedule.

(d) Incorporation and Good Standing. Each of the Company and its Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and, is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite corporate, limited liability company or partnership power and authority, as applicable, to carry on its business and to own, lease and operate its properties and assets as currently being operated, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, limited liability company, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except, in each case, where such failure would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (A) the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company or the Guarantors to perform their obligations in all material respects under any of the Transaction Documents, (C) the enforceability of any Collateral Agreement or the attachment, perfection or priority of any of the Liens or security interests intended to be created under the Transaction Documents, (D) the validity or enforceability of any of the Transaction Documents, or (E) the consummation of any of the Transactions (each, a “Material Adverse Effect”).

(e) Capitalization and Other Stock Matters. All of the issued and outstanding shares of capital stock or membership interests in, as the case may be, of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table in the “Capitalization” section of the Offering Memorandum (including the footnotes thereto) sets forth, as of its date, (i) the actual cash and cash equivalents and capitalization of the Company

4

and the Subsidiaries on a consolidated basis and (ii) the as adjusted cash and cash equivalents and capitalization of the Company and the Subsidiaries on a consolidated basis after giving effect to the Transactions and the other transactions described in the Offering Memorandum under the section entitled “Use of Proceeds.” Except as set forth in the table in the “Capitalization” section of the Offering Memorandum, immediately following the Closing neither the Company nor any of the Subsidiaries will have any liabilities, absolute or accrued, contingent or otherwise, other than (A) liabilities that are reflected in the Financial Statements (as hereinafter defined) or (B) liabilities incurred subsequent to the date thereof in the ordinary course of business, consistent with past practice, or in connection with the Transactions, that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens), except as set forth in the Offering Memorandum and other than those imposed by the Securities Act and the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions and Liens constituting Permitted Liens. Except as disclosed in the Offering Memorandum, there are no outstanding (A) options, warrants, subscriptions, calls or other rights for unaffiliated third parties to purchase from the Company or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of the Subsidiaries to issue to, or to repurchase or otherwise acquire from, any unaffiliated third parties or (C) other rights of unaffiliated third parties to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), any shares of capital stock of or other ownership or equity interests in the Company or any of the Subsidiaries.

(f) Organizational Authority. The Company and each of the Guarantors has all requisite corporate or partnership power and authority, as applicable, to execute, deliver and perform their respective obligations under (i) the Transaction Documents to which they are a party and (ii) the Amended and Restated Credit Agreement, and to consummate the transactions contemplated thereby; and all necessary corporate or partnership action, as the case may be, has been taken by the Company and each of the Guarantors to authorize the making, execution, delivery, performance and consummation, as the case may be, of the Transaction Documents and the Amended and Restated Credit Agreement.

(g) The Transactions. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors. At the Closing Date, the Transaction Documents and the Amended and Restated Credit Agreement will be duly and validly authorized by the Company and the Guarantors. Each of this Agreement, the Indenture, the Collateral Agreements and the Amended and Restated Credit Agreement, when executed and delivered by the Company and the Guarantors, will constitute a legal, valid and binding obligation of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and other laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefore may be brought.

(h) The Notes and Exchange Notes. The Notes, when issued, will be in the form contemplated by the Indenture. When executed and delivered by the Company, the Guarantors and the Trustee, the Indenture will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”). At the Closing Date, the Notes, the Exchange Notes and the Private Exchange Notes will have each been duly and validly authorized by the

5

Company and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture and authenticated by the Trustee, will have been duly executed, authenticated, issued and delivered and will be legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, the Registration Rights Agreement and the Collateral Agreements, and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and other laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefore may be brought. The Exchange Notes have been, or on or before the Closing Date will be, duly and validly authorized for issuance by the Company, and when issued, authenticated an delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and other laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefore may be brought.

(i) The Guarantees and Exchange Guarantees. The Guarantees, when issued, will be in the form contemplated by the Indenture. At the Closing Date, the Guarantees will have been duly and validly authorized by the Guarantors and, when executed by the Guarantors, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Guarantors, entitled to the benefit of the Indenture, the Registration Rights Agreement and the Collateral Agreements, and enforceable against the Guarantors in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and other laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefore may be brought. The guarantees of the Exchange Notes have been duly and validly authorized by each of the Guarantors and, when the Exchange Notes are issued, authenticated by the Trustee and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and other laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefore may be brought.

(j) Registration Rights Agreement. At the Closing Date, the Registration Rights Agreement will be duly and validly authorized by the Company and the Guarantors. The Registration Rights Agreement, when executed by the Company and the Guarantors, will constitute a legal, valid and binding obligation of the Company and the Guarantors, and enforceable against the Company and the Guarantors in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and other laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefore may be brought. No holder of securities of the Company or any of the Subsidiaries will be entitled to have such securities registered under the registration statements required to be filed by the Company and the Guarantors with respect to the Notes pursuant to the Registration Rights Agreement.

6

(k) No Violations. Neither the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation, by-laws or similar organizational documents (the “Charter Documents”), (ii) in violation of any federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, “Applicable Law”) of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”) applicable to any of them or any of their respective properties or assets, or (iii) in breach of the terms or provisions of or in default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property or assets are or may be bound (collectively, “Applicable Agreements”), except with respect to (ii) and (iii) above for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Applicable Agreements material to the Company and its Subsidiaries are in full force and effect and are legal, valid and binding obligations of the Company or any of its Subsidiaries, as the case may be. There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of the Charter Documents or Applicable Laws, (b) a breach of or default under any Applicable Agreement, or (c) result in the imposition of any penalty or the acceleration of any indebtedness, except with respect to (b) and (c) above, that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) No Conflict. Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any transactions contemplated therein will violate or constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained and in full force and effect and consents described under Section 4(p)) under, result in the imposition of a Lien on any properties or assets of the Company or any of its Subsidiaries (except for Liens pursuant to the Collateral Agreements), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law. Immediately after consummation of the Offering and the Transactions, no Default or Event of Default under the Notes, the Indenture or the Amended and Restated Credit Agreement will exist.

(m) Accurate Description. To the extent described in the Pricing Disclosure Package and the Final Offering Memorandum, when executed and delivered, the Transaction Documents and the Amended and Restated Credit Agreement will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Final Offering Memorandum.

(n) Incorporation by Reference. Item 11 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 incorporated by reference into the Offering Memorandum (the “Incorporated Information”) complies in all material respects with all applicable requirements of the Exchange Act, including the rules and regulations promulgated thereunder, and the Incorporated Information does not and (as amended or supplemented, if amended or supplemented) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

7

(o) Summaries of Certain Information. The statements set forth in the Offering Memorandum under the captions “Description of Notes,” “Description of Certain Indebtedness,” “Regulatory Environment” and “Certain U.S. Federal Income Tax Considerations,” insofar as they constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters, documents or proceedings.

(p) No Third Party Consents. Except as may be required by the Nevada Gaming Commission with respect to the pledge of the capital stock of Landry’s Gaming, Inc., no consent, approval, authorization or order of any Governmental Authority, or third party is required for the issuance and sale by the Company of the Notes to the Initial Purchasers, the issuance of the Guarantee by the Guarantors, or the consummation by the Company and the Guarantors of the other transactions contemplated by the Transaction Documents, except such as have been obtained and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Initial Purchasers.

(q) No Material Actions or Proceedings. Except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, “Proceedings”), pending or, to the knowledge of the Company or any of the Subsidiaries, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Transaction Documents or any of the Transactions contemplated therein, or (ii) would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries are subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(r) All Necessary Permits. The Company and the Subsidiaries possess all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all material declarations and filings with, all Governmental Authorities presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Pricing Disclosure Package and the Final Offering Memorandum (“Permits”). Each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit. None of the Company or its Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(s) Title to Properties. Each of the Company and its Subsidiaries has good and marketable title to all real property owned by it, good and valid title to all personal property owned by it and good and valid title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, will be free and clear of all Liens (other than Permitted Liens). All Applicable Agreements to which the Company or any of its respective Subsidiaries is a party or by which any of them is bound are valid and enforceable against each of the Company or such Subsidiary, as applicable, and, to the Company’s knowledge, are valid and enforceable against the other party or parties thereto in accordance with its terms and are in full force and effect with only such exceptions as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

8

(t) Tax Law Compliance. All Tax returns required to be filed by the Company and each of the Subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due and payable by the Company and any of its Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied (“GAAP”). To the knowledge of the Company there are no actual or proposed material Tax assessments due and payable against the Company or any of the Subsidiaries. The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(u) Intellectual Property Rights. Each of the Company and its Subsidiaries owns, or has a valid and enforceable license to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, logos, designs, domain names and trade names (collectively, “Intellectual Property”) used in the conduct of its business as is currently operated except as would not reasonably be expected to have a Material Adverse Effect, and, as of the Closing Date, such Intellectual Property owned by the Company or its Subsidiaries will be free and clear of all Liens other than Permitted Liens except as would not reasonably be expected to have a Material Adverse Effect. No claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity, effectiveness or enforceability of the Intellectual Property or any license or agreement related thereto, other than any claims that, if successful, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company, nor to the Company’s knowledge, any other party to any licenses, sublicenses, and other agreements or arrangements to which the Company is a party and pursuant to which any other Person is authorized to have access to, or use of, Intellectual Property owned by the Company, or to exercise any other right with regard thereto (“Intellectual Property Licenses”), is in breach or default under such Intellectual Property License, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company (or to the Company’s knowledge, any other party thereto) or permit termination by the Company other than any claims that, if successful, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the use of such Intellectual Property by the Company or its Subsidiaries will not violate, misappropriate or infringe on the Intellectual Property rights of any other person, and there are no pending or to the knowledge of the Company, threatened, proceedings or litigation or other adverse claims or communications by any person alleging any such violation, misappropriation or infringement.

(v) Accounting Systems. Except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

9

(w) Preparation of the Financial Statements. The audited and unaudited consolidated financial statements and related notes of the Company and its Subsidiaries contained in the Pricing Disclosure Package and the Final Offering Memorandum (the “Financial Statements”) present fairly the financial position, results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise expressly disclosed in the notes thereto) and comply as to form with the applicable accounting requirements of the Securities Act and the related rules and regulations and has been accurately extracted from the financial statements of the Company and its Subsidiaries. The non-GAAP financial measures set forth in the Pricing Disclosure Package and the Final Offering Memorandum comply with Regulation G and Item 10(e) of Regulation S-K. The financial data set forth under “Summary Consolidated Historical and Pro Forma Financial Information” and “Selected Consolidated Financial Information” included in the Pricing Disclosure Package and Final Offering Memorandum has been prepared on a basis consistent with that of the Financial Statements and present fairly the financial position and results of operations of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods indicated. The unaudited pro forma financial information contained in the Pricing Disclosure Package and Final Offering Memorandum have been prepared in accordance with the requirements of Regulation S-X and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith. All other financial, statistical and market and industry-related data included in the Pricing Disclosure Package and the Final Offering Memorandum are fairly and accurately presented and are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(x) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Pricing Disclosure Package and the Final Offering Memorandum, except as disclosed therein, (i) neither the Company nor any of its Subsidiaries has incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Company, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Company, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company or any of its Subsidiaries, and (iii) there has not been any material adverse change in the properties, business, operations, earnings, assets, liabilities or financial condition of the Company and the Subsidiaries in the aggregate. To the knowledge of the Company after reasonable inquiry, there is no event that is reasonably likely to occur, which if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect, except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum.

(y) Rating Agencies. No “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or any of its Subsidiaries or to any securities of the Company or any of the Subsidiaries, or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.

10

(z) Use of Proceeds; Going Concern of the Company. All indebtedness represented by the Notes is being incurred for the purposes set forth in the Pricing Disclosure Package and Final Offering Memorandum as indicated in the “Use of Proceeds” section of the Pricing Disclosure Package and Final Offering Memorandum and in good faith. On the Closing Date, after giving pro forma effect to the Offering and the making of the loans and other credit extensions under the Amended and Restated Credit Agreement and the use of proceeds therefrom as indicated in the “Use of Proceeds” section of the Pricing Disclosure Package and Final Offering Memorandum, the Company and the Guarantors (i) will be Solvent, (ii) will have sufficient capital for carrying on its business as presently conducted and (iii) will be able to pay its debts as they mature. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and each Guarantor is not less than the total amount required to pay the liabilities of the Company and each Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and each Guarantor is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the Offering and issuance of the Notes and Guarantees as contemplated by this Agreement and the Pricing Disclosure Package and Final Offering Memorandum, neither the Company nor any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) neither the Company nor any Guarantor is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any Guarantor is engaged; and (v) neither the Company nor any Guarantor is otherwise insolvent under the standards set forth in Applicable Laws.

(aa) Market Manipulation. The Company has not and, to its knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, or (iii) except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company; provided, that no representation is made in this subsection with respect to the actions of the Initial Purchasers.

(bb) Securities Act; Trust Indenture Act. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the TIA is required for the sale of the Notes and Guarantees to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or Regulation S Persons and (ii) the accuracy of the Initial Purchaser’s representations and warranties contained in this Agreement.

(cc) Rule 144A. The Notes are eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company of the same class as the Notes have been offered, issued or sold by the Company or any of its Affiliates within the six-month period immediately prior to the date hereof.

11

(dd) Regulation D; Regulation S. Neither of the Company nor any of its Affiliates or other person acting on behalf of the Company has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Notes sold outside the United States to Regulation S Persons, by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act, and the Company, any affiliate of the Company and any person acting on behalf of the Company have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; provided, that no representation is made in this subsection with respect to the actions of the Initial Purchasers.

(ee) Benefit Plans. With respect to each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and each other employee benefit plan, program, policy or arrangement (collectively, “Benefit Plans”), maintained, sponsored or contributed to by the Company, the Subsidiaries or any entity that would be deemed a “single employer” with the Company or any Subsidiary under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) or Section 4001 of ERISA (each, an “ERISA Affiliate”): (i) each Benefit Plan complies in form and has been maintained, operated and administered in accordance with its terms and Applicable Law, including without limitation, ERISA and the Code, except where non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) no “prohibited transaction,” within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is reasonably expected to occur with respect to the Benefit Plans that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. None of the Company, any Subsidiary or any ERISA Affiliate contributes to, is required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 and 4069 of ERISA.

(ff) Labor Matters. (i) Other than as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, neither the Company nor any of its Subsidiaries is party to or bound by any collective bargaining agreement with any labor organization; (ii) none of the employees of the Company or any of its Subsidiaries is represented by a labor union, and, to the knowledge of the Company, no union organizing activities are taking place that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, no union organizing or decertification efforts are underway or threatened against the Company or any of its Subsidiaries; (iv) no labor strike, work stoppage, slowdown, or other material labor dispute is pending against the Company or any of its Subsidiaries, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; (v) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; (vi) to the knowledge of the Company, there is no threatened or pending liability against the Company or any of its Subsidiaries pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local law; (vii) other than as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim, or inquiry of any kind, pending

12

against the Company or any of its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (viii) other than as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, to the knowledge of the Company, no employee or agent of the Company or any of its Subsidiaries has committed any act or omission giving rise to liability for any violation identified in subsection (vi) and (vii) above, other than such acts or omissions that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (ix) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreement to which the Company or its Subsidiaries is a party is contrary to the express terms of any applicable collective bargaining agreement.

(gg) Federal Reserve Regulations. None of the transactions contemplated in the Transaction Documents or the application of the proceeds from the sale of the Notes will violate or result in a violation of Section 7 of the Exchange Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(hh) Investment Company Act. Neither the Company nor any of its Subsidiaries is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended, including the rules and regulations promulgated thereunder (the “Investment Company Act”). Neither the Company nor any of its Subsidiaries, after giving effect to the Offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Final Offering Memorandum, will be an “investment company” as defined in the Investment Company Act.

(ii) Brokers. The Company has not engaged any broker, finder, commission agent or other person (other than the Initial Purchasers) in connection with the Offering or any of the transactions contemplated in the Transaction Documents, and the Company is not under any obligation to pay any broker’s fee or commission in connection with such transactions, except for commissions and fees to the Initial Purchasers.

(jj) Environmental Matters. The Company and each of its Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to health and safety (as it applies to exposure to hazardous substances), or pollution or the protection of the environment or the handling, storage, generation, discharge, treatment or disposal of or the release into the environment of hazardous or toxic substances, hazardous wastes, pollutants or contaminants (collectively and individually, “Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws (“Environmental Permits”) to conduct its respective businesses and (iii) has not received written notice of a claim, and does not have knowledge of, any threatened or pending claim for damages to natural resources relating to or arising from, or the investigation or remediation of, any release or disposal of hazardous or toxic substances, hazardous wastes, pollutants or contaminants, in each case, except where such non-compliance with Environmental Laws, such failure to receive and comply with required Environmental Permits, or such claim would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar Environmental Laws requiring them to investigate or remediate any pollutants or contaminants, except where such requirement would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

13

(kk) Environmental Review. In the ordinary course of its business, the Company periodically reviews the effects of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs (if any) would not have a Material Adverse Effect.

(ll) Encumbrances and Restrictions. As of the Closing Date, other than (i) the Transactions and (ii) the First Lien Credit Agreement, dated as of June 14, 2007, by and among Golden Nugget, Inc., Wachovia Bank, National Association, and the other lenders party thereto (iii) the Second Lien Credit Agreement, dated as of June 14, 2007, by and among Golden Nugget, Inc., Wachovia Bank, National Association, and the other lenders party thereto and (iv) the Deed of Trust Note, dated as of May 10, 2000, payable to Wingate Realty Finance Corporation by Seawall Investments, LLC and assumed by Island Hospitality, Inc. as of March 14, 2003, there will be no encumbrances or restrictions on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary of the Company or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company (other than Permitted Liens or provisions that restrict any such transfer).

(mm) Valid Security Interest. Upon (i) execution and delivery of the Collateral Agreements by the Company and the Guarantors and the Collateral Agent (as defined therein) and compliance by the Company and the Guarantors with their respective obligations thereunder and (ii) the filing or recording of the Collateral Agreements or appropriate financing statements with the appropriate filing records, registry or other public office, together with the payment of the requisite filing or recordation fees related thereto, the security interest of the Collateral Agent in the Collateral (as defined in the Collateral Agreements) will be a valid and enforceable perfected security interest (other than (i) in respect of the equipment subject to certificate of title laws, (ii) any deposit account and securities accounts not required to be subject to a control agreement pursuant to the terms of the Transaction Documents and (iii) prior to the date they are required to be made, or otherwise delivered to the Collateral Agent for filing or recordation, pursuant to the terms of the Transaction Documents, other filings, recordings or other actions necessary to perfect liens granted to the Collateral Agent), which security interests will be superior to and prior to the rights of all third persons other than holders of Permitted Liens.

(nn) Future Liens. As of the Closing Date, except with respect to Permitted Liens, there will be no currently effective financing statement, security agreement or other document filed or recorded with any filing records, registry or other public office that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any Guarantor, except for Permitted Liens.

(oo) Certificates. Each certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Initial Purchasers shall be deemed a representation and warranty by the Company or any such Subsidiary thereof (and not individually by such officer) to the Initial Purchasers with respect to the matters covered thereby.

14

(pp) Insurance. Each of the Company and its Subsidiaries are insured by reputable insurers against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and locations in which they operate. All policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no material claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(qq) Controls. Each of the Company and each of its Subsidiaries has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); except as described in the Pricing Disclosure Package and the Final Offering Memorandum, such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to each of the Company’s chief executive officer and chief financial officer by others within the Company, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and board of managers have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002, as amended, including the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), and the statements contained in each such certification are complete and correct.

(rr) Compliance with Sarbanes-Oxley Act. There is and has been no failure on the part of the Company, the Subsidiaries or any of the officers and directors of the Company, any of the Subsidiaries, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith.

(ss) Exchange Act. The Company is subject to and is in full compliance with the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

15

(tt) Stamp or Transfer Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement on the issuance or sale by the Company of the Notes.

(uu) Independent Accounting Firm. To the Company’s knowledge, Grant Thornton LLP, who has certified the audited and unaudited financial statements contained in the Pricing Disclosure Package and the Final Offering Memorandum, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(vv) FCPA. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or Subsidiary of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of U.S. interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its Subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ww) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xx) OFAC. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

5. Covenants of the Company and the Guarantors. Each of the Company and the Guarantors jointly and severally agrees with each of the Initial Purchasers that:

(a) At any time prior to the date of the completion of the resale of the Notes by the Initial Purchasers, to (i) advise the Initial Purchasers as promptly as practicable after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or

16

exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum untrue or that requires the making of any additions to or changes in the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) To (i) furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request, and (ii) promptly prepare, upon the Initial Purchasers’ reasonable request, any amendment or supplement to the Offering Memorandum that the Initial Purchasers, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Company and the Guarantors hereby consent to the use of the Pricing Disclosure Package and the Final Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

(c) Not to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchasers of all the Notes purchased by the Initial Purchasers, unless the Initial Purchasers shall previously have been advised thereof and shall have provided their written consent thereto. Before making, preparing, using, authorizing, approving or referring to any Company Additional Written Communications, the Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Initial Purchasers reasonably object.

(d) So long as the Initial Purchasers shall hold any of the Notes, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or any of the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum to comply with Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Pricing Disclosure Package and the Final Offering Memorandum (in form and substance reasonably satisfactory to each of the Initial Purchasers) so that (A) as so amended or supplemented, the Pricing Disclosure Package and the Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Pricing Disclosure Package and the Final Offering Memorandum will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum so that the Pricing Disclosure Package and the Final Offering

17

Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or supplement to the Pricing Disclosure Package or the Final Offering Memorandum (in form and substance reasonably satisfactory to each of the Initial Purchasers) so that the Pricing Disclosure Package or the Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such rule.

(e) To cooperate with the Initial Purchasers and the Initial Purchasers’ counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales.

(f) Whether or not any of the Transactions contemplated under the Transaction Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Pricing Disclosure Package and the Final Offering Memorandum and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Transaction Documents, (C) the preparation, issuance and delivery of the Notes, (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification), (E) furnishing such copies of the Pricing Disclosure Package and the Final Offering Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchasers, and (F) the performance of the obligations of the Company and the Guarantors obligations under the Registration Rights Agreement, including but not limited to the Exchange Offer and any Shelf Registration Statement (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry” transfer, (iv) all fees charged by rating agencies in connection with the rating of the Notes, (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and all collateral agents, (vi) all costs and expenses in connection with the creation and perfection of the security interests under the Security Agreement (including without limitation, filing and recording fees, search fees, taxes and costs of title policies) and (vii) all reasonable fees, disbursements and out-of-pocket expenses incurred by the Initial Purchasers in connection with its services to be rendered hereunder (including, without limitation, the fees and expenses of Proskauer Rose LLP as counsel to the Initial Purchasers up to $250,000), travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses, costs and expenses relating to investor presentations on any “road show” undertaken in connection with marketing the Notes and other customary expenditures up to $350,000. If the sale of the Notes provided for herein is not consummated because any condition to the to the obligations of the Initial Purchasers set forth in Section 7 is not satisfied, because this Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than in each case solely by reason of a default by the Initial Purchasers on its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchasers for all fees, disbursements and out-of-pocket expenses (including the fees and expenses of Proskauer Rose LLP as counsel for the Initial Purchasers up to $250,000), travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other reasonable and customary expenditures) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

18

(g) To use the proceeds of the Offering in the manner described in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds.”

(h) To do and perform all things required to be done and performed under the Transaction Documents prior to and after the Closing Date.

(i) Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Securities Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Notes.

(j) For so long as any of the Notes remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective Subsequent Purchasers of such Notes from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(k) To comply with the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(l) For so long as any of the Notes remain outstanding, to furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of the Company may be listed unless such reports or financial statements are filed with the SEC and are publicly available.

(m) Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, to not, and to not authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Notes other than the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements to the Final Offering Memorandum prepared in compliance with this Agreement, or (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act) or in any manner involving a “public offering” within the meaning of Section 4(2) of the Securities Act.

(n) During the one-year period after the Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Company or any other affiliates (as defined in Rule 144A under the Securities Act) controlled by the Company to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other “affiliates” (as defined in Rule 144A under the Securities Act) controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

19

(o) To pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes or the sale thereof to the Initial Purchasers.

(p) To use its best efforts to complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of the security interests as and to the extent contemplated by the Collateral Agreements.

(q) To, as promptly as practicable and in no event later than 45 calendar days after the Closing Date, submit an application to the applicable Gaming Authorities (as defined below) requesting approval of the grant of a Lien in favor of the Collateral Agent in 100% of the Capital Stock (as defined in the Gaming Pledge Agreement) of Landry’s Gaming, Inc. to secure the Obligations pursuant to the terms of the Transaction Documents. The Company shall, as promptly as practicable and in no event later than 5 Business Days after receipt of the approval of the Gaming Authorities to the grant of a Lien in favor of the Collateral Agent in 100% of the Capital Stock of Landry’s Gaming, Inc. to secure the Obligations pursuant to the terms of the Transaction Documents, (i) execute and deliver to the Collateral Agent a written notification of such delivery to the collateral agent (the “First Lien Agent”) under the Credit Documents (as defined in the Gaming Pledge Agreement), together with copies of all stock certificates and stock powers so delivered and (ii) take all other steps necessary to perfect such Lien in favor of the Collateral Agent, including obtaining from First Lien Agent a written acknowledgment that such First Lien Agent holds such stock certificates and stock powers subject to and in accordance with the terms of the Transaction Documents. For purposes of this Agreement, “Gaming Authorities” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government (including Native American governments), any state, province, city, or other political subdivision thereof, whether now or hereafter existing, or any officer or official thereof, including, without limitation, any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or its Subsidiaries.

(r) To use commercially reasonable efforts to deliver to the Collateral Agent, as promptly as practicable and in no event later than 30 days after the Closing Date, control agreements with respect to certain Deposit Accounts (as defined below) of the Company to be determined by the Collateral Agent in accordance with the Transaction Documents. For purposes of this Agreement, “Deposit Account” means a deposit account as that term is defined in the Uniform Commercial Code in effect in the State of New York.

6. Representations and Warranties of the Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants that:

(a) It is a QIB and it will offer the Notes for resale only upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package and the Final Offering Memorandum.

(b) It is not acquiring the Notes with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction. In connection with the Exempt Resales, it will solicit offers to buy the Notes only from, and will offer and sell the Notes only to, (A) persons reasonably believed by the Initial Purchasers to be QIBs or (B) non-U.S. persons reasonably believed by the Initial Purchasers to be Regulation S Persons; provided, however, that in purchasing such Notes, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Pricing Disclosure Package and the Final Offering Memorandum.

20

(c) No form of general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or, with respect to Notes to be sold in reliance on Regulation S under the Securities Act, by means of any directed selling efforts be made by such Initial Purchasers or any of its representatives in connection with the offer and sale of any of the Notes.

7. Conditions. The obligations of the Initial Purchasers to purchase the Notes under this Agreement are subject to the performance by each of the Company and each of the Guarantors of their respective covenants and obligations hereunder and the satisfaction of each of the following conditions:

(a) All of the representations and warranties of the Company and the Subsidiaries contained in this Agreement and in each of the Transaction Documents shall be true and correct as of the date hereof and at the Closing Date, except to the extent that the failure of such representations and warranties (without giving effect to any “material,” “materiality,” “Material Adverse Effect” or any similar terms, qualifications or limitations to such representations and warranties) to be true or correct individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. On or prior to the Closing Date, the Company and each other party to the Transaction Documents (other than the Initial Purchasers) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Transaction Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

(b) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Transaction Documents. No stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company, be pending or contemplated as of the Closing Date.

(c) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the transactions contemplated under the Transaction Documents. No Proceeding shall be pending or, to the knowledge of the Company, threatened other than Proceedings that (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Notes, and (B) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) Subsequent to the respective dates as of which data and information is given in the Pricing Disclosure Package and the Final Offering Memorandum, there shall not have been any event that would have a Material Adverse Effect.

(e) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any

21

rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(f) The Initial Purchasers shall have received on the Closing Date:

(i) certificates dated the Closing Date, signed by (1) the Chief Executive Officer of the Company and (2) the Chief Financial Officer of the Company, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 4 hereof and in each of the Transaction Documents are true and correct in all respects, except to the extent that the failure of such representations and warranties (without giving effect to any “material,” “materiality,” “Material Adverse Effect” or any similar terms, qualifications or limitations to such representations and warranties) to be true or correct individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, with the same force and effect as though expressly made at and as of the Closing Date, (b) the Company has performed and complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Pricing Disclosure Package and the Final Offering Memorandum or contemplated hereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, financial condition or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, financial condition or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and (e) the sale of the Notes has not been enjoined (temporarily or permanently).

(ii) a certificate, dated the Closing Date, executed by the Secretary of the Company and each Guarantor, certifying such matters as the Initial Purchasers may reasonably request covering such matters as are customarily covered in such certificates.

(iii) a certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of the Company substantially in the form previously approved by the Initial Purchasers or its counsel.

22

(iv) the opinion of Haynes and Boone, LLP, counsel to the Company, dated the Closing Date and addressed to the Initial Purchasers, substantially in the form of Exhibit A attached hereto.

(v) the opinion of Holme Roberts & Owen LLP, local Colorado counsel to the Company, dated the Closing Date and addressed to the Initial Purchasers, substantially in the form of Exhibit B attached hereto.

(vi) the opinion of Carlin, Edwards, Brown & Howe, PLLC, local Michigan counsel to the Company, dated the Closing Date and addressed to the Initial Purchasers, substantially in the form of Exhibit C attached hereto.

(vii) the opinion of Davis Wright Tremaine LLP, local Oregon counsel to the Company, dated the Closing Date and addressed to the Initial Purchasers, substantially in the form of Exhibit D attached hereto.

(viii) the opinion of Steven Scheinthal, General Counsel of the Company, dated the Closing Date and addressed to the Initial Purchasers, substantially in the form of Exhibit E attached hereto.

(ix) the opinion of Proskauer Rose LLP, counsel to the Initial Purchasers, dated the Closing Date, in form satisfactory to the Initial Purchasers covering such matters as are customarily covered in such opinions.

(x) a copy of the (i) notice of redemption pursuant to and in accordance with Section 3.03 of the indenture governing the 14% Notes, which notice shall state that, among other things, all issued and outstanding 14% notes are being called by the Company for redemption, (ii) irrevocable instructions to the trustee in accordance with Section 12.01(4) of the indenture governing the 14% Notes to apply the deposited money towards the payment in full of the 14% Notes on the redemption date, and (iii) an instrument executed by the trustee for the 14% Notes reasonably satisfactory to the Initial Purchasers acknowledging that (A) funds have been deposited with the trustee of the 14% Notes in an amount sufficient to pay and discharge all Obligations with respect to the 14% Notes and (B) satisfaction and discharge of the indenture, in each case, which shall become effective immediately following the application of the net proceeds of the Offering as set forth under the “Use of Proceeds” section in the Pricing Disclosure Package and Final Offering Memorandum.

(g) The Initial Purchasers shall have received (A) a customary comfort letter from Grant Thornton LLP, independent auditors, with respect to the Company, dated as of the date hereof, in form and substance satisfactory to the Initial Purchasers and its counsel, with respect to the financial statements and certain financial information contained in the Pricing Disclosure Package and the Final Offering Memorandum and (B) a customary bring-down comfort letter from Grant Thornton LLP, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and its counsel, to the effect that Grant Thornton LLP reaffirms the statements made in its letter furnished pursuant to clause (A) with respect to the financial statements and certain financial information contained in the Pricing Disclosure Package and the Final Offering Memorandum.

(h) Each of the Transaction Documents shall have been executed and delivered by all parties thereto, and the Initial Purchasers shall have received a fully executed original of each of the Transaction Documents.

23

(i) The Amended and Restated Credit Agreement shall have been executed and delivered by all parties thereto, and the Initial Purchasers shall have received a fully executed copy of the Amended and Restated Credit Agreement.

(j) The Initial Purchasers shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Offering or any transaction contemplated in the Transaction Documents.

(k) The terms of each Transaction Document shall conform in all material respects to the description thereof in the Pricing Disclosure Package and the Final Offering Memorandum.

(l) The Collateral Agent shall have received (with a copy for the Initial Purchasers) on the Closing Date:

(i) appropriately completed copies of Uniform Commercial Code financing statements naming the Company and each Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Collateral Agent and its counsel, desirable to perfect the security interests of the Collateral Agent pursuant to the Security Agreement;

(ii) appropriately completed copies of Uniform Commercial Code Form UCC-3 termination statements necessary to release all Liens (other than Permitted Liens) of any Person in any collateral described in any Security Agreement previously granted by any Person;

(iii) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Collateral Agreement, other than such financing statements that evidence Permitted Liens);

(iv) such other approvals, opinions, or documents as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent; and

(v) the Collateral Agent and its counsel shall be satisfied that (A) the Lien granted to the Collateral Agent, for the benefit of the Secured Parties in the collateral described above is of the priority described in the Pricing Disclosure Package and the Final Offering Memorandum; and (B) no Lien exists on any of the collateral described above other than the Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to a Collateral Agreement, in each case subject to the Permitted Liens.

(m) All Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code Form UCC-3 termination statements required pursuant to clause (l)(i) and (l)(ii) above (collectively, the “UCC Statements”) shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Collateral Agent (the “Filing Agent”). The Filing Agent shall have acknowledged in a writing that is reasonably satisfactory to the Collateral Agent and its counsel (i) the Filing Agent’s receipt of all UCC Statements, (ii) that the UCC Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices on or before the Closing Date and (iii) that the Filing Agent will notify the Collateral Agent and its counsel of the results of such submissions within a reasonable time after submissions.

24

(n) Concurrently with the closing of this Offering, the Company shall issue a notice of redemption in accordance with Section 3.03 of the indenture governing the 14% Notes for all issued and outstanding 14% Notes and shall and deposit sufficient funds with the trustee of the 14% Notes to redeem all of the issued and of outstanding 14% Notes as set forth in the “Use of Proceeds” Section of the Pricing Disclosure Package and Final Offering Memorandum.

(o) The Company shall have executed and delivered to Jefferies & Company, Inc. an engagement letter in connection with the Transactions in customary form as mutually agreed in good faith by the Company and Jefferies & Company, Inc.

8. Indemnification and Contribution.

(a) The Company and each of the Guarantors shall, jointly and severally, indemnify and hold harmless each of the Initial Purchasers and its directors, officers and affiliates, and each person, if any, who controls, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Initial Purchasers (collectively, the “Purchaser Indemnified Persons”) against any losses, claims, damages, liabilities, costs or expenses (collectively, “Losses”) of any kind to which the Purchaser Indemnified Persons may become subject under the Securities Act, the Exchange Act or otherwise, to the fullest extent lawful, insofar as any such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Company Additional Written Communication or the Offering Memorandum or any amendment or supplement thereto, (ii) the omission or alleged omission to state, in any Company Additional Written Communication or the Offering Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any breach by the Company or any of the Guarantors of their respective representations, warranties and agreements set forth herein, material breach of Applicable Law, and subject to the provisions hereof, will reimburse, as incurred, the Purchaser Indemnified Persons for any legal or other expenses reasonably incurred by the Purchaser Indemnified Persons in connection with investigating, defending against or appearing as a third-party witness in connection with any such Loss in respect thereof; provided, that the Company and the Guarantors shall not be liable under the indemnity provided in this Section 8(a) to any Purchaser Indemnified Party for any Losses that are based on an untrue statement or omission or alleged untrue statement or omission or alleged omission made in reliance on, and in conformity with, the Initial Purchasers Information (as defined in Section 11). The Company and the Guarantors shall not be liable under this Section 8 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

(b) Each of the Initial Purchasers severally and not jointly shall indemnify and hold harmless each of the Company and the Guarantors and their respective directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any Losses which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) have resulted solely from any untrue statement or alleged untrue statement of any material fact contained in the Offering Memorandum, or any amendment or supplement thereto, or from the omission or alleged omission to state, in the Offering Memorandum, or any amendment or supplement thereto, a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in

25

conformity with the Initial Purchasers Information; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, each of the Guarantors or any such director, officer or controlling person in connection with any such Loss or action in respect thereof.

(c) If any proceeding shall be brought or asserted against any person entitled to indemnification hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt written notice to the party or parties from which such indemnification is sought (the “Indemnifying Parties” and each, an “Indemnifying Party”); provided, that the failure to so notify the Indemnifying Parties shall not relieve any of the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that such Indemnifying Party has been prejudiced materially by such failure. In case any such action is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may determine, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel in writing that there may be one or more legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, or (iii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after receipt by the Indemnifying Party of notice of the institution of such action, then, in each such case, the Indemnifying Party shall not have the right to direct the defense of such action on behalf of such Indemnified Party or Parties and such Indemnified Party or Parties shall have the right to select separate counsel to defend such action on behalf of such Indemnified Party or Parties at the expense of the Indemnifying Party. After notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof and approval by such Indemnified Party of counsel appointed to defend such action, the Indemnifying Party will not be liable to such Indemnified Party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel in any applicable jurisdiction) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the Indemnified Party under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the Indemnifying Party has authorized in writing the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. After such notice from the Indemnifying Party to such Indemnified Party, the Indemnifying Party will not be liable for the costs and expenses of any settlement of such action effected by such Indemnified Party without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), unless such Indemnified Party waived in writing its rights under this Section 8, in which case the Indemnified Party may effect such a settlement without such consent; provided, that, in any case, any settlement shall be subject to paragraph (d) of this Section 8. None of the Indemnifying Parties shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of any judgment in or enter into any settlement of any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such judgment or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all Losses that may arise from such Proceeding or the subject matter thereof (whether or not any Indemnified Party is a party thereto).

26

(d) If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company, on the one hand, to the total discounts and commissions received by the Initial Purchasers, on the other hand. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 8 was available to such party.

Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8, none of the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligation to contribute hereunder shall be several in proportion to their respective purchase obligations hereunder and not joint. For purposes of the immediately preceding paragraph, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchasers, and each director of the Company and the Guarantors, each officer of the Company and the Guarantors and each person, if any, who controls either of the Company or the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

(e) The indemnification and contribution obligations contained in this Section 8 are in addition to any liability that any of the Indemnifying Parties may otherwise have to the Indemnified Parties, and do not limit in any way rights or remedies which may otherwise be available at law or in equity.

27

9. Termination. The Initial Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

(a) since the date hereof, any Material Adverse Effect or development involving or expected to result in a prospective Material Adverse Effect that could, in any of the Initial Purchasers’ sole judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Pricing Disclosure Package and the Final Offering Memorandum, or (ii) materially impair the investment quality of any of the Notes;

(b) the failure of the Company or the Guarantors to satisfy the conditions contained in Section 7(a) hereof on or prior to the Closing Date;

(c) any outbreak or escalation of hostilities, or declaration of war by the United States or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in any of the Initial Purchasers’ sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Pricing Disclosure Package and the Final Offering Memorandum or to enforce contracts for the sale of any of the Notes;

(d) trading in the Company’s common stock shall have been suspended by the SEC or The New York Stock Exchange or the suspension or limitation of trading generally in securities on the New York Stock Exchange or The NASDAQ Global Market shall have occurred or any setting of limitations on prices for securities on any such exchange shall have occurred;

(e) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchasers’ counsel’s reasonable opinion materially and adversely affects, or could be reasonably expected to materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole;

(f) any securities of the Company shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; or

(g) the representation and warranty contained in the first sentence of Section 4(a) of this Agreement is incorrect in any way; or

(h) the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in any of the Initial Purchasers’ opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

10. Survival of Representations and Indemnities. The respective representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Company and the Guarantors set forth in or made

28

pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement. Notwithstanding any termination of this Agreement, the Company shall remain liable for all expenses pursuant to Sections 5(f) and 8.

11. Information Supplied by the Initial Purchasers. The name of the Initial Purchasers set forth on the front cover, back cover and under the heading “Plan of Distribution” of the Offering Memorandum, the statements set forth on the cover page with respect to price and the statements set forth in (a) the first sentence of the fourth paragraph, and (b) the first, second, third and fourth sentences of the sixth paragraph under the heading “Plan of Distribution” in the Pricing Disclosure Package and the Final Offering Memorandum (to the extent such statements relate to the Initial Purchasers) (the “Initial Purchasers Information) constitute the only information furnished by the Initial Purchasers to the Company or the Guarantors for the purposes of Sections 4(a) and 8 hereof.

12. No Fiduciary Relationship. The Company and the Guarantors hereby acknowledge that the Initial Purchasers are acting solely as initial purchasers in connection with the purchase and sale of the Notes. The Company further acknowledges that the Initial Purchasers are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchasers act or be responsible as a fiduciary to the Company, the Guarantors or their respective management, stockholders or creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Notes, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Guarantors hereby confirm their understanding and agreement to that effect. The parties hereto agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchasers to the Company or the Guarantors regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Notes, do not constitute advice or recommendations to the Company or the Guarantors. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that either of the Company may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Guarantors in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

13. Defaulting Initial Purchaser. If, on the Closing Date, any one of the Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Notes to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all such non defaulting Initial Purchasers to purchase the Notes which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date. If, on the Closing Date any Initial Purchaser shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Notes with respect to which such default occurs is more than one tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the non defaulting Initial Purchasers and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non defaulting Initial Purchasers or of the Company or any Guarantor. Any action taken under this paragraph shall not relieve any defaulting Initial Purchasers from liability in respect of any default of such Initial Purchasers under this Agreement.

29

14. Miscellaneous.

(a) Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows:

(i)	if to the Company, to:

Landry’s Restaurants, Inc.

1510 West Loop South

Houston, Texas 77027

Attention: Steven L. Scheinthal

with a copy to:

Haynes and Boone, LLP

One Houston Center

1221 McKinney Street

Suite 2100

Houston, TX 77010

Attention: Arthur S. Berner

(ii)	if to the Initial Purchasers, to:

Jefferies & Company, Inc.

520 Madison Avenue

New York, NY 10022

Attention: General Counsel

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Attention: High Yield Syndicate Department

Deutsche Bank Securities, Inc.

60 Wall Street

New York, New York 10005

Name: Leveraged Finance Syndicate Desk

with a copy to:

Proskauer Rose LLP

1585 Broadway

New York, New York 10036

Attention: Ian Blumenstein

or in any case to such other address as the person to be notified may have requested in writing.

(b) Successors and Assigns. This Agreement has been and is made solely for the benefit of and shall be binding upon the Company and the Guarantors, the Initial Purchasers and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, and affiliates referred to in Section 8, and their respective heirs, executors,

30

administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Notes from the Initial Purchasers merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Notes from the Initial Purchasers is intended to be a beneficiary of the covenants of the Company and the Guarantors contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by the Company and the Guarantors, and each such purchaser shall have the right to take action against the Company and the Guarantors to enforce, and obtain damages for any breach of, those covenants.

(c) GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(d) VENUE. THE COMPANY AND EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY; AND (II) WAIVE (A) THEIR RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE INITIAL PURCHASERS AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e) Counterparts. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Partial Unenforceability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

31

(h) Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

[Signature pages follow.]

32

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchasers.

Very truly yours, THE COMPANY LANDRY’S RESTAURANTS, INC., a Delaware corporation

By:	/s/ Steven L. Scheinthal
Name: Steven L. Scheinthal
Title: EVP & General Counsel

GUARANTORS

BRENNER’S ON THE BAYOU, INC., a Texas corporation

C.A. MUER CORPORATION, a Michigan corporation

CAPT. CRAB’S TAKE-AWAY OF 79TH STREET, INC., a Florida corporation

CHLN, INC., a Delaware corporation

CRAB HOUSE, INC., a Florida corporation

CRYO REALTY CORP., a Florida corporation

FSI DEVCO, INC., a Nevada corporation

HOSPITALITY HEADQUARTERS, INC., a Texas corporation

HOUSTON AQUARIUM, INC., a Texas corporation

INN AT THE BALLPARK CATERING, INC., a Texas corporation

LANDRY’S CRAB SHACK, INC., a Texas corporation

LANDRY’S DEVELOPMENT, INC, a Texas corporation

LANDRY’S DOWNTOWN AQUARIUM, INC., a Colorado corporation

LANDRY’S G.P., INC., a Delaware corporation

LANDRY’S HARLOWS, INC, a Texas corporation

LANDRY’S LIMITED, INC., a Delaware corporation

LANDRY’S PESCE, INC., a Texas corporation

LANDRY’S SEAFOOD & STEAK HOUSE – CORPUS CHRISTI, INC., a Texas corporation

LANDRY’S SEAFOOD HOUSE – ALABAMA, INC., an Alabama corporation

LANDRY’S SEAFOOD HOUSE – ARLINGTON, INC., a Texas corporation

LANDRY’S SEAFOOD HOUSE – BILOXI, INC., a Mississippi corporation

LANDRY’S SEAFOOD HOUSE – COLORADO, INC., a Colorado corporation

LANDRY’S SEAFOOD HOUSE – FLORIDA, INC., a Florida corporation

LANDRY’S SEAFOOD HOUSE – LAFAYETTE, INC., a Louisiana corporation

LANDRY’S SEAFOOD HOUSE – MEMPHIS, INC., a Tennessee corporation

LANDRY’S SEAFOOD HOUSE – MINNESOTA, INC., a Minnesota corporation

LANDRY’S SEAFOOD HOUSE – MISSOURI, INC., a Missouri corporation

LANDRY’S SEAFOOD HOUSE – NEVADA, INC., a Nevada corporation

LANDRY’S SEAFOOD HOUSE – NEW MEXICO, INC., a New Mexico corporation

LANDRY’S SEAFOOD HOUSE – NEW ORLEANS, INC., a Louisiana corporation

LANDRY’S SEAFOOD HOUSE – NORTH CAROLINA, INC., a North Carolina corporation

LANDRY’S SEAFOOD HOUSE – OHIO, INC., an Ohio corporation

LANDRY’S SEAFOOD HOUSE – SAN LUIS, INC., a Texas corporation

LANDRY’S SEAFOOD HOUSE – SOUTH CAROLINA, INC., a South Carolina corporation

LANDRY’S SEAFOOD INN & OYSTER BAR – GALVESTON, INC., a Texas corporation

By:	/s/ Rick H. Liem	,
Name: Rick H. Liem
Title: Vice President of each of the above identified entities

GUARANTORS

LANDRY’S SEAFOOD INN & OYSTER BAR – KEMAH, INC., a Texas corporation

LANDRY’S SEAFOOD INN & OYSTER BAR – SAN ANTONIO, INC., a Texas corporation

LANDRY’S SEAFOOD INN & OYSTER BAR – SUGAR CREEK, INC., a Texas corporation

LANDRY’S SEAFOOD INN & OYSTER BAR II, INC., a Texas corporation

LANDRY’S SEAFOOD INN & OYSTER BAR, INC., a Texas corporation

LANDRY’S SEAFOOD KEMAH, INC., a Texas corporation

LANDRY’S TRADEMARK, INC., a Delaware corporation

LCH ACQUISITION, INC., a Delaware corporation

LSRI HOLDINGS, INC., a Delaware corporation

MARINA ACQUISITION CORPORATION OF FLORIDA, INC., a Florida corporation

NASHVILLE AQUARIUM, INC., a Texas corporation

V & A MANHATTAN, INC., a Delaware corporation

RAINFOREST CAFE, INC., a Minnesota corporation

RAINFOREST CAFE, INC. – CHA CHA, a Texas corporation

RAINFOREST CAFE, INC. – KANSAS, a Kansas corporation

RAINFOREST TRADEMARK, INC., a Delaware corporation

SALTGRASS, INC., a Texas corporation

SEAFOOD HOLDING SUPPLY, INC., a Delaware corporation

SUMMIT AIRCRAFT SERVICES, INC., a Delaware corporation

SUMMIT ONE NETWORK, INC., a Delaware corporation

SUMMIT SEAFOOD SUPPLY, INC., a Delaware corporation

SUMMIT SUPPLY, INC., a Delaware corporation

THE HOFBRAU, INC., a Texas corporation

T-REX CAFE – KANSAS CITY, INC., a Kansas corporation

T-REX CAFE – ORLANDO, INC., a Florida corporation

T-REX CAFE – RENO, INC., a Nevada corporation

T-REX CAFE, INC., a Delaware corporation

WEST END SEAFOOD, INC., a Texas corporation

WILLIE G’S GALVESTON, INC, a Texas corporation

WILLIE G’S POST OAK, INC., a Texas corporation

By:	/s/ Rick H. Liem
Name: Rick H. Liem
Title: Vice President of each of the above identified entities

GUARANTORS

CHLN-MARYLAND, INC., a Maryland corporation

RAINFOREST CAFÉ, INC. – BALTIMORE COUNTY, a Maryland corporation

FSI RESTAURANT DEVELOPMENT LIMITED, a Texas limited partnership

    By: Saltgrass, Inc., its Sole General Partner

LANDRY’S MANAGEMENT, L.P., a Delaware limited partnership

    By: Landry’s G.P., Inc., its Sole General Partner

WSI FISH LIMITED, a Texas limited partnership

    By: Saltgrass, Inc., its Sole General Partner

By:	/s/ Steven L. Scheinthal
Name: Steven L. Scheinthal
Title: Vice President of each of the above identified entities

Accepted and Agreed to: INITIAL PURCHASERS JEFFERIES & COMPANY, INC.

By:
Name: Title:

UBS SECURITIES LLC

By:	/s/ Francisco Pinto-Leite
Name: Francisco Pinto-Leite Title: Executive Director

By:	/s/ William H. Gates
Name: William H. Gates Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:
Name: Title:

By:
Name: Title:

Accepted and Agreed to: INITIAL PURCHASERS JEFFERIES & COMPANY, INC.

By:	/s/ Illegible
Name: Illegible Title: Managing Director

UBS SECURITIES LLC

By:
Name: Title:

By:
Name: Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name: Title:

By:
Name: Title:

Accepted and Agreed to: INITIAL PURCHASERS JEFFERIES & COMPANY, INC.

By:
Name: Title:

UBS SECURITIES LLC

By:
Name: Title:

By:
Name: Title:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Illegible
Name: Illegible Title: Director

By:	/s/ Illegible
Name: Illegible Title: Managing Director

SCHEDULE I

INITIAL PURCHASERS

Initial Purchaser	Principal Amount
Jefferies & Company, Inc.	$203,250,000
Deutsche Bank Securities Inc.	101,625,000
UBS Securities LLC[1]	101,625,000

Total	$406,500,000

[1]	UBS Securities LLC acknowledges and agrees that none of the Notes purchased by it hereunder have been or will be resold to UBS Global Asset Management.

SCHEDULE II

PRICING TERM SHEET

Confidential – Summary of Final Terms	$406,500,000	November 17, 2009

11.625% Senior Secured Notes due 2015

This summary pricing sheet relates only to the securities described below and should only be read together with the Preliminary Offering Memorandum, subject to completion, dated November 9, 2009, relating to these securities and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. This summary pricing sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Capitalized terms not defined herein have the meanings assigned to them in the Preliminary Offering Memorandum.

Issuer	Landry’s Restaurants, Inc.

Security Description	11.625% Senior Secured Notes due 2015.
Distribution	144A / Regulation S – with Registration Rights.

Aggregate Principal Amount	$406,500,000.
Gross Proceeds	$400,105,755.

Coupon	11.625%.
Maturity Date	December 1, 2015.

Offering Price	98.427%.
Yield to Maturity	12.000%.

Ratings (Moody’s / S&P)[1]	B3 / B.

Interest Payment Dates	December 1 and June 1, commencing June 1, 2010.
Coupon Record Dates	November 15 and May 15.

Original Issue Discount	The notes will be issued with original issue discount for U.S. federal income tax purposes. Thus, in addition to the stated cash interest on the notes, U.S. holders will be required to include the amounts representing the original issue discount in gross income on a consistent yield basis in advance of receipt of the cash payments to which such income is attributable.

Optional Redemption	Not callable prior to December 1, 2012. Callable thereafter at the following prices:

For the period below	Percentage
On or after December 1, 2012	105.813%
On or after December 1, 2013	102.906%
On or after December 1, 2014	100.000%

Equity Clawback	35% at 111.625% (prior to December 1, 2012).

Change of Control Offer	101%.
Asset Sale Offer	100%.

Trade Date	Tuesday, November 17, 2009.
Settlement Date	Monday, November 30, 2009 (T+8).

[1]

A securities rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. The rating is subject to revision or withdrawal at any time by the assigning rating organization.

Confidential – Summary of Final Terms	$406,500,000	November 17, 2009

11.625% Senior Secured Notes due 2015

	144A	Regulation S
CUSIP Numbers	51508L AJ2	U51300 AD0

Joint Book-Running Managers	Jefferies & Company
Deutsche Bank Securities
UBS Investment Bank

Please refer to the “Modifications to ‘Business,’ ‘Use of Proceeds,’ ‘Description of Certain Indebtedness,’ and ‘Description of Notes’ in the Preliminary Offering Memorandum” on the following pages.

Modifications to “Business” in the Preliminary Offering Memorandum

Proposed Acquisition	On November 13, 2009, Pershing Square Capital Management, L.P. filed a Schedule
(Pages 53-54)	13D with the SEC and disclosed that it, certain of its affiliates and Richard T. McGuire beneficially own approximately 9.9% of the outstanding shares of our common stock and that they do not intend to support the proposed acquisition of us by Mr. Fertitta.

Legal Proceedings (Pages 63-64)	Ralph Biancalana, Individually and on behalf of all others similarly situated v. Tilman J. Fertitta, et al., a putative class action, was filed on November 10, 2009 in the District Court of Harris County, 165th Judicial District, following Mr. Fertitta’s latest proposal to acquire all of our outstanding stock. We are named in the Petition as a defendant along with all of our directors. Plaintiff has alleged, among other things, that in connection with the proposed merger transaction, our directors have knowingly and recklessly violated their fiduciary duty of care, have violated their fiduciary duties of duty, loyalty, good faith, candor and independence, and that the transaction contains an inadequate and unfair price. Plaintiff also alleged that we aided and abetted our directors’ alleged breach of fiduciary duty. Plaintiff seeks to enjoin the transaction and the payment of a termination fee to Mr. Fertitta. Plaintiff also requests declarations from the Court that the termination fee is unfair, and that our directors have breached their fiduciary duties to our shareholders. Plaintiff seeks recovery of attorneys fees and costs. We believe this action is without merit and intend to vigorously contest this matter.

Modifications to “Description of Certain Indebtedness” in the Preliminary Offering Memorandum

Proposed Terms of Amended
Senior Secured Credit Facility	See Annex A

Confidential – Summary of Final Terms	$406,500,000	November 17, 2009

11.625% Senior Secured Notes due 2015

Modifications to “Description of Notes” in the Preliminary Offering Memorandum

Going-Private Transaction (Page 120)	“Going Private Transactions” means the transactions contemplated by the Merger Agreement, which shall include (1) the contribution by the Permitted Holders to Landry’s common equity capital, or to the common equity capital of an acquisition vehicle that will be merged or consolidated with Landry’s or a parent of such an acquisition vehicle which results in an acquisition vehicle being merged or consolidated with Landry’s in connection with the Going Private Transactions, of not less than $40.0 million, and (2) the use of not more than $79.5 million of cash of Landry’s and its Restricted Subsidiaries to repurchase, ~~redemption~~ redeem, or ~~other~~ otherwise retire ~~retirement of not more than $119.5 million of the~~ Landry’s common stock not owned by the Permitted Holders, ~~which shall include the equity contribution referred to in clause (1) above and not more than $69.5 million of cash of Landry’s and its Restricted Subsidiaries.~~

Confidential – Summary of Final Terms	$406,500,000	November 17, 2009

11.625% Senior Secured Notes due 2015

USE OF PROCEEDS

The net proceeds of this offering are expected to be approximately $384.1 million, after deducting transaction fees and expenses. The net proceeds of this offering will be used to refinance certain of our existing indebtedness and for either general corporate purposes or, if consummated, the acquisition of us by Mr. Fertitta, our Chairman, President and Chief Executive Officer.

The following table sets forth the estimated sources and uses of funds in connection with the issuance of the notes.

Sources of Funds		Uses of Funds
(Dollars in thousands)
Notes offered hereby	$400,106	Repay existing senior secured notes (including accrued interest) (1)	$309,865
		Transaction fees and expenses	16,000
		General corporate purposes (2)	74,241

Total sources of funds	$400,106	Total uses of funds	$400,106

(1)	The existing senior secured notes bear interest at 14.0% and mature on August 15, 2011.
(2)	If the proposed acquisition of us by Mr. Fertitta is consummated, we anticipate that this portion of the proceeds of this offering will be used to finance, in part, the cash consideration payable in the transaction.

Confidential – Summary of Final Terms	$406,500,000	November 17, 2009

11.625% Senior Secured Notes due 2015

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2009, on an actual historical basis, as adjusted to give effect to the issuance of the notes offered hereby, the application of the proceeds therefrom to repay certain of our existing indebtedness and pro forma for the consummation of the proposed acquisition of us by Mr. Fertitta. This information should be read in conjunction with “Summary Historical and Pro Forma Consolidated Financial Information,” “Selected Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, included elsewhere in this offering memorandum.

	As of September 30, 2009
	Actual	As Adjusted (1)	Pro Forma As Adjusted for the Proposed Acquisition (2)
	(Unaudited)
	(Dollars in thousands)
Cash and cash equivalents	$44,998	$124,985	$52,836

Long-term debt, including current maturities:
Senior secured revolving credit facility (3)	—	—	—
Senior secured term loan (3)	160,600	160,600	160,600
Existing 14% notes (including unamortized original issue discount)	295,500	—	—
Notes offered hereby (including unamortized original issue discount)	—	406,500	406,500
Existing 7.5% senior notes	783	783	783
Existing 9.5% senior notes	735	735	735
Debt at unrestricted and foreign subsidiaries	497,366	497,366	497,366

Total debt	954,984	1,065,984	1,065,984
Total stockholders’ equity	331,130	331,130	171,189

Total capitalization	$1,286,114	$1,397,114	$1,237,173

(1)	Adjusted for the refinancing transactions, assuming Mr. Fertitta does not acquire all of the stock he does not already own for $14.75 per share, in cash.
(2)	Pro forma as adjusted for the refinancing transactions, assuming Mr. Fertitta acquires all of the stock he does not already own for $14.75 per share, in cash.
(3)	Concurrently with the consummation of this offering, we expect to amend our existing senior secured credit facility to extend the maturity and increase the total commitments under the senior secured revolving credit facility to $75.0 million, none of which would have been drawn at September 30, 2009, and amend various other terms and conditions. See “Description of Certain Indebtedness – Amended Senior Secured Credit Facility.”

Confidential – Summary of Final Terms	$406,500,000	November 17, 2009

11.625% Senior Secured Notes due 2015

ANNEX A

SUMMARY OF PROPOSED TERMS OF AMENDED SENIOR SECURED CREDIT FACILITY

This summary below describes the principal proposed terms of the amended senior secured credit facility of Landry’s Restaurants, Inc. Certain of the terms described below are subject to important limitations and exceptions. In addition, the summary below describes the proposed terms of the amended senior secured credit facility, which are subject to change. This summary may not contain all of the information that you should consider before making an investment decision with respect to the notes.

I.	Parties

Borrower	Landry’s Restaurants, Inc. (the “Company”).

Guarantors	Each of the Company’s current and future domestic restricted subsidiaries. The Company’s unrestricted subsidiaries, including the subsidiaries that own and operate the Company’s gaming division comprising of the Golden Nugget, will not be guarantors.

Co-Lead Arrangers and Joint Book Runners	Wells Fargo Foothill, LLC (“WFF”), Jefferies Finance LLC and/or one or more of their respective designees (in such capacities, the “Arrangers”). The Arrangers will perform the duties customarily associated with such role.

Collateral Agent	WFF.

Administrative Agent	WFF.

Lenders	A syndicate of banks, financial institutions and other entities (collectively, the “Lenders”) arranged by the Arranger in consultation with the Company.

II. Types and Amount of Senior Credit Facilities

Facilities	$235.6 million senior secured credit facilities (the “Credit Facilities”) comprised of:

• $75.0 million of a senior secured revolving credit facility (the “Revolving Credit Facility”);

• $160.6 million of a senior secured term loan (the “Term Loans”).

Term Loan Facility	A four-year term loan facility in an aggregate principal amount equal to $160.6 million. The Term Loans will be repayable in equal quarterly installments in an aggregate principal amount of $16 million for each year until maturity.

Confidential – Summary of Final Terms	$406,500,000	November 17, 2009

11.625% Senior Secured Notes due 2015

Revolving Credit Facility

A four-year revolving credit facility in an aggregate principal amount of $75.0 million. Amounts repaid under the Revolving Credit Facility may be reborrowed. Amounts outstanding under the Revolving Credit Facility are due at maturity.

A portion of the Revolving Credit Facility not in excess of $25.0 million shall be available for letters of credit that are issued to (i) one or more Lenders to be selected by the Agent, or (ii) an issuing bank selected by the Agent provided that the Agent has issued a guarantee of payment to such issuing bank. The face amount of any outstanding letters of credit will reduce the availability under the Revolving Credit Facility on a dollar-for-dollar basis.

A portion of the Revolving Credit Facility not in excess of $5.0 million will be available for swing line loans from a Lender to be selected by the Agent on same-day notice. Any such swing line loan will reduce availability under the Revolving Credit Facility on a dollar-for-dollar basis.

Interest Rate Options	The Company may elect that the Credit Facilities bear interest at a rate per annum equal to (i) LIBOR plus 6.0%, or (ii) 5.0% plus the greater of (x) 4.0%, (y) the federal funds rate plus 0.5% and (z) the prime rate.

LIBOR Floor	2.00%.

Option Prepayments and Commitment Reductions	Optional prepayments of borrowings under the Credit Facilities and optional reductions of the unutilized portion of the commitments under the Credit Facilities are permitted at any time without premium or penalty (subject to certain limited exceptions).

Mandatory Prepayments	• 100% of the net proceeds of any sale or issuance of equity by, or capital contribution to, the Company.

• 100% of the net proceeds of any incurrence of indebtedness after the closing.

• 100% of the net proceeds of any sale or other disposition of assets by the Company or any of its subsidiaries, subject to certain reinvestment rights.

• 50% of excess cash flow for each fiscal year following December 31, 2009.

•   100% of the net cash proceeds of a “Qualified IPO” of Saltgrass, Inc. A “Qualified IPO” means an underwritten initial public offering of Saltgrass, Inc. (exclusive of underwriter’s discounts and commissions and other expenses) that results in gross offering proceeds of at least a certain dollar threshold to be determined.

III.	Financial Covenants

Maximum Leverage Ratio	2.00 : 1.00 for all periods.

Maximum Total Leverage Ratio	Applicable Periods (12 months ended)	Applicable Ratio
	12/31/2009 through 6/30/2011	4.75 : 1.00

	9/30/2011 through 6/30/2012	4.50 : 1.00

	9/30/2012 through 3/31/2013	4.25 : 1.00

	6/30/2013 through 9/30/2013	4.00 : 1.00

Confidential – Summary of Final Terms	$406,500,000	November 17, 2009

11.625% Senior Secured Notes due 2015

Minimum Fixed Charge Coverage Ratio	Applicable Periods (12 months ended)	Applicable Ratio
	12/31/2009 through 12/31/2010	1.10 : 1.00

	3/31/2010 through 12/31/2011	1.15 : 1.00

	3/31/2012 through 12/31/2012	1.20 : 1.00

	3/31/2013 through 9/30/2013	1.25 : 1.00

IV.	Negative Covenants

Negative Covenants	Limitations on indebtedness; liens; investments; loans and advances; asset sales; mergers, acquisitions, consolidations, liquidations, and dissolutions; dividends and other payments with respect to equity interests and other restricted payments; transactions with affiliates; capital expenditures; prepayments of other indebtedness; modifications of organizational documents, acquisition documents and other documents; limitations on certain restrictions on subsidiaries; limitations on issuance of capital stock and creation of subsidiaries; limitation on accounting changes; changes in fiscal year; no further negative pledges; anti-terrorism laws, money laundering activities and dealing with embargoed persons.

Permitted Indebtedness General Basket	$20.0 million.

Permitted Purchase Money Indebtedness Basket	$15.0 million.

Permitted Dispositions General Basket	$20.0 million.

Permitted Investments Baskets	• $2.0 million expense reimbursement liabilities with unrestricted subsidiaries.

• $1.0 million ordinary course loans and advances to employees.

• 100% of any dividends received from an unrestricted subsidiary (other than Golden Nugget, Inc.).

•   $10.0 million annually ($2.5 million in 2009), subject to the Company having at least $25.0 million of unrestricted cash and availability under the Revolving Credit Facility. Unused amounts may be carried forward to the next succeeding fiscal year, subject to certain limitations.

Confidential – Summary of Final Terms	$406,500,000	November 17, 2009

11.625% Senior Secured Notes due 2015

Permitted Distributions Baskets	• The designation of Saltgrass, Inc. as an unrestricted subsidiary in connection with a Qualified IPO, such that

• The pro forma first lien leverage ratio is less than or equal to 1.0 : 1.0; and

• The net cash proceeds are applied to repay the Credit Facilities.

• $2.5 million of dividends annually, subject to the Company having at least $25.0 million of unrestricted cash and availability under the Revolving Credit Facility.

• $10.0 million annually ($2.5 million in 2009), subject to the Company having at least $25.0 million of unrestricted cash and availability under the Revolving Credit Facility

• Payment of consideration in connection with going-private transaction of the Company by affiliates of Tilman J. Fertitta if:

• The pro forma first lien leverage ratio is less than or equal to 1:1.

• The transaction occurs before December 31, 2010; and

• The surviving entity agrees to the terms of the Guaranty and Security Agreement.

Certain Permitted Liens

•   Liens securing up to $35.0 million of Acquired Indebtedness. “Acquired Indebtedness” means indebtedness of an entity whose assets or stock was acquired by Landry’s or a restricted subsidiary, provided that such indebtedness is either (i) purchase money indebtedness, a capital lease with respect to equipment or inventory or mortgage financing with respect to real property; (ii) was in existence prior to the acquisition; and (iii) was not incurred in connection with the acquisition transaction.

•   Purchase money liens or the interests of lessor under capital leases to the extent that such liens or interests secured permitted purchase money indebtedness so long as the lien attaches only to the asset acquired and the proceeds therefrom and such lien only secured the indebtedness to be incurred to acquire the asset acquired.

• $20.0 million of other liens.

Transactions with Affiliates	• Transactions greater than $7.5 million require a resolution from the Board of Directors.

• Transactions greater than $15.0 million require a fairness opinion.

• $1.0 million ordinary course loans and advances to employees.

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. UNLESS THEY ARE REGISTERED, THE NOTES MAY BE OFFERED ONLY IN TRANSACTIONS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS. ACCORDINGLY, THE NOTES HAVE BEEN OFFERED ONLY TO QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR TO NON-U.S. PERSONS OUTSIDE THE UNITED STATES UNDER REGULATION S UNDER THE SECURITIES ACT.

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT ANY DISCUSSION OF FEDERAL TAX MATTERS SET FORTH IN THIS SUMMARY WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY YOU, OR ANY NOTE HOLDER, FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER FEDERAL TAX LAW. YOU, OR ANY NOTE HOLDER, SHOULD SEEK ADVICE BASED ON YOUR, OR THE HOLDER’S, PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Confidential – Summary of Final Terms	$406,500,000	November 17, 2009

11.625% Senior Secured Notes due 2015

THIS COMMUNICATION DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

A copy of the offering memorandum relating to this offering may be obtained by contacting Jefferies & Company, Inc. at 888-708-5831.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.

SCHEDULE III

SUBSIDIARIES OF THE COMPANY

1.	BRENNER’S ON THE BAYOU, INC., a Texas corporation

2.	C.A. MUER CORPORATION, a Michigan corporation

3.	CAPT. CRAB’S TAKE-AWAY OF 79TH STREET, INC., a Florida corporation

4.	CHLN, INC., a Delaware corporation

5.	CRAB HOUSE, INC., a Florida corporation

6.	CRYO REALTY CORP., a Florida corporation

7.	FSI DEVCO, INC., a Nevada corporation

8.	HOSPITALITY HEADQUARTERS, INC., a Texas corporation

9.	HOUSTON AQUARIUM, INC., a Texas corporation

10.	INN AT THE BALLPARK CATERING, INC., a Texas corporation

11.	LANDRY’S CRAB SHACK, INC., a Texas corporation

12.	LANDRY’S DEVELOPMENT, INC, a Texas corporation

13.	LANDRY’S DOWNTOWN AQUARIUM, INC., a Colorado corporation

14.	LANDRY’S G.P., INC., a Delaware corporation

15.	LANDRY’S LIMITED, INC., a Delaware corporation

16.	LANDRY’S PESCE, INC., a Texas corporation

17.	LANDRY’S SEAFOOD & STEAK HOUSE–CORPUS CHRISTI, INC., a Texas corporation

18.	LANDRY’S SEAFOOD HOUSE – ALABAMA, INC., an Alabama corporation

19.	LANDRY’S SEAFOOD HOUSE–ARLINGTON, INC., a Texas corporation

20.	LANDRY’S SEAFOOD HOUSE– BILOXI, INC., a Mississippi corporation

21.	LANDRY’S SEAFOOD HOUSE – COLORADO, INC., a Colorado corporation

22.	LANDRY’S SEAFOOD HOUSE – FLORIDA, INC., a Florida corporation

23.	LANDRY’S SEAFOOD HOUSE – LAFAYETTE, INC., a Louisiana corporation

24.	LANDRY’S SEAFOOD HOUSE – MEMPHIS, INC., a Tennessee corporation

25.	LANDRY’S SEAFOOD HOUSE – MINNESOTA, INC., a Minnesota corporation

26.	LANDRY’S SEAFOOD HOUSE – MISSOURI, INC., a Missouri corporation

27.	LANDRY’S SEAFOOD HOUSE – NEVADA, INC., a Nevada corporation

28.	LANDRY’S SEAFOOD HOUSE – NEW MEXICO, INC., a New Mexico corporation

29.	LANDRY’S SEAFOOD HOUSE – NEW ORLEANS, INC., a Louisiana corporation

30.	LANDRY’S SEAFOOD HOUSE – NORTH CAROLINA, INC., a North Carolina corporation

31.	LANDRY’S SEAFOOD HOUSE – OHIO, INC., an Ohio corporation

32.	LANDRY’S SEAFOOD HOUSE – SAN LUIS, INC., a Texas corporation

33.	LANDRY’S SEAFOOD HOUSE – SOUTH CAROLINA, INC., a South Carolina corporation

34.	LANDRY’S SEAFOOD INN & OYSTER BAR – GALVESTON, INC., a Texas corporation

35.	LANDRY’S SEAFOOD INN & OYSTER BAR – KEMAH, INC., a Texas corporation

36.	LANDRY’S SEAFOOD INN & OYSTER BAR – SAN ANTONIO, INC., a Texas corporation

37.	LANDRY’S SEAFOOD INN & OYSTER BAR – SUGAR CREEK, INC., a Texas corporation

38.	LANDRY’S SEAFOOD INN & OYSTER BAR II, INC., a Texas corporation

39.	LANDRY’S SEAFOOD INN & OYSTER BAR, INC., a Texas corporation

40.	LANDRY’S SEAFOOD KEMAH, INC., a Texas corporation

41.	LANDRY’S TRADEMARK, INC., a Delaware corporation

42.	LCH ACQUISITION, INC., a Delaware corporation

43.	LSRI HOLDINGS, INC., a Delaware corporation

44.	MARINA ACQUISITION CORPORATION OF FLORIDA, INC., a Florida corporation

45.	NASHVILLE AQUARIUM, INC., a Texas corporation

46.	V & A MANHATTAN, INC., a Delaware corporation

47.	RAINFOREST CAFE, INC., a Minnesota corporation

48.	RAINFOREST CAFE, INC. – CHA CHA, Texas corporation

49.	RAINFOREST CAFE, INC. – KANSAS, a Kansas corporation

50.	RAINFOREST TRADEMARK, INC., a Delaware corporation

51.	SALTGRASS, INC., a Texas corporation

52.	SEAFOOD HOLDING SUPPLY, INC., a Delaware corporation

53.	SUMMIT AIRCRAFT SERVICES, INC., a Delaware corporation

54.	SUMMIT ONE NETWORK, INC., a Delaware corporation

55.	SUMMIT SEAFOOD SUPPLY, INC., a Delaware corporation

56.	SUMMIT SUPPLY, INC., a Delaware corporation

57.	THE HOFBRAU, INC., a Texas corporation

58.	T-REX CAFE – KANSAS CITY, INC., a Kansas corporation

59.	T-REX CAFE – ORLANDO, INC., a Florida corporation

60.	T-REX CAFE–RENO, INC., a Nevada corporation

61.	T-REX CAFE, INC., a Delaware corporation

62.	WEST END SEAFOOD, INC., a Texas corporation

63.	WILLIE G’S GALVESTON, INC, a Texas corporation

64.	WILLIE G’S POST OAK, INC., a Texas corporation

65.	CHLN-MARYLAND, INC., a Maryland corporation

66.	RAINFOREST CAFÉ, INC. – BALTIMORE COUNTY, Maryland corporation

67.	FSI RESTAURANT DEVELOPMENT LIMITED, a Texas limited partnership

68.	LANDRY’S MANAGEMENT, L.P., a Delaware limited partnership

69.	WSI FISH LIMITED, a Texas limited partnership

70.	LANDRY’S HARLOWS, INC, a Texas corporation

71.	*LANDRY’S GAMING, INC., a Nevada corporation

72.	*GOLDEN NUGGET, INC., a Nevada corporation

73.	* LGE, INC., a Delaware corporation

74.	*TEXAS GAMING LLC, a Delaware limited liability company

75.	*GNLV, CORP., a Nevada corporation

76.	*GNL, CORP., a Nevada corporation

77.	*GOLDEN NUGGET EXPERIENCE, LLC, a Nevada limited liability company

78.	*LCHLN, INC., a Delaware corporation

79.	*ISLAND ENTERTAINMENT, INC., a Texas corporation

80.	*ISLAND HOSPITALITY, INC., a Texas corporation

81.	*NEVADA ACQUISITION CORP., a Delaware corporation

82.	*YORKDALE RAINFOREST RESTAURANT, INC., a company organized under the laws of Canada

83.	STITCHING RAINFOREST CAFÉ, a company organized under the laws of the Netherlands

84.	*RAINFOREST CAFÉ CANADA HOLDINGS, INC., a company organized under the laws of Canada

*	Designates an Unrestricted Subsidiary

EXHIBIT A

FORM OF OPINIONS OF COMPANY COUNSEL

Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in the State of Texas. Each Guarantor is a corporation or limited partnership validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

2. The Company and each Guarantor organized under the laws of the State of Delaware or Texas (the “Covered Guarantors”) (a) has the corporate or limited partnership power and authority, as applicable, to execute, deliver and perform each Transaction Document to which it is a party and to consummate the transactions contemplated thereby, (b) has taken all corporate or limited partnership action, as applicable, necessary to authorize the execution, delivery and performance of each Transaction Document to which it is a party and the transactions contemplated by the Transaction Documents, (c) has duly executed and delivered each Transaction Document to which it is a party and (d) owns, leases and operates its properties and assets and conducts its business as described in the Offering Memorandum.

3. The execution and delivery by the Company and the Guarantors of each Transaction Document to which it is a party does not, and the performance by each of the Company and the Guarantors of its obligations thereunder, including the issuance and sale of the Notes to the Initial Purchasers, the granting of the Liens provided for in the Transaction Documents, and the Transactions contemplated thereby, will not, (a) violate the certificate or articles of incorporation, certificate or articles of formation, bylaws or limited partnership agreement, as applicable, of the Company and the Covered Guarantors, (b) violate any Applicable Law, (c) to our knowledge, violate any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Company and the Guarantors, (d) result in the breach of, or constitute a default or require any payment to be made under, any agreement, document or instrument, any indenture, mortgage, deed of trust, agreement or instrument (i) identified as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and (ii) listed on Schedule 12 attached hereto or (e) except for the Liens created under the Transaction Documents and Permitted Liens, result in or require the creation or imposition of any Lien upon or with respect to any property of the Company and the Guarantors.

4. No Governmental Authorization (as defined below) and no notice to or filing with, any United States federal or New York or Texas governmental or Delaware corporate authority or regulatory body, is required for (a) the issuance and sale by the Company of the Notes to the Initial Purchasers, the execution, delivery or performance by the Company or the Guarantors of any Transaction Document to which it is a party or for the consummation of the transactions

[2]

Schedule will include all agreements on Schedule 4.17 of the Amended and Restated Credit Agreement to the extent not filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

contemplated by the Transaction Documents except such as have been obtained and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Initial Purchasers, (b) the grant by the Company and the Guarantors of the Liens in the Article 9 Collateral (hereinafter defined) granted by it pursuant to the Security Agreement, (c) the perfection or maintenance of the Liens in the Article 9 Collateral created under the Security Agreement or (d) the exercise by the Collateral Agent of its rights under the Transaction Documents or the remedies in respect of the Article 9 Collateral pursuant to the Security Agreement, except for (i) the filings referred to in paragraph 8, (ii) the filing of the fixture filings and the recording of the Mortgages in the real property records of the county in which the real property subject to such Mortgages is located and (iii) Governmental Authorization not required to consummate the transactions occurring on the date hereof but required to be obtained or made after the date of this opinion letter to enable the Company and the Guarantors to comply with requirements of Applicable Law, including those required to maintain existence and good standing of the Company and the Guarantors.

“Governmental Authorization” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to any Applicable Law.

5. Each Transaction Document is the legal, valid and binding obligation of each of the Company and the Covered Guarantors, and other than with respect to the Purchase Agreement, enforceable against the Company and the Covered Guarantors in accordance with their terms. Assuming due authorization, execution and delivery by each [Uncovered Party]3 of each Transaction Document to which it is a party, each such Transaction Document is the legal, valid and binding obligation of each Uncovered Party that is a party thereto, and other than with respect to the Purchase Agreement, enforceable against such Uncovered Party in accordance with their terms.

6. The Security Agreement and, upon and subject to receipt of approval of the Gaming Authorities, the Gaming Pledge Agreement, are effective to create in favor of the Collateral Agent, as security for the payment of the Secured Obligations as defined therein, a valid security interest (the “Article 9 Security Interest”) in the rights of each Noteholder Secured Party (as defined in the Security Agreement) in the Collateral described therein, in which a security interest may be created under Article 9 of the Uniform Commercial Code as in effect in the State of New York (the “NYUCC”) (the “Article 9 Collateral”).

7. Each of the financing statements prepared by counsel to the Initial Purchasers listing a Covered Party as Guarantor has been reviewed by us (the “Financing Statements”) and is in appropriate form for filing with the Secretary of the State of Delaware or Texas, as applicable. Upon the proper filing in the applicable Filing Offices of the Financing Statements, the Article 9 Security Interest in that portion of the Article 9 Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code as in effect in the State of Delaware (the “Delaware UCC”) and the State of Texas, (the “Texas UCC”) will be perfected without any other action or notice.

[3]

Definition will include all Guarantors incorporated in jurisdictions other than Delaware and Texas, as well as other parties to the Transaction Documents, including Initial Purchasers, Collateral Agent, Administrative Agent, etc.

8. Each of the Mortgages to be recorded by the applicable County Clerks of the State of Texas is in proper form (i) to be accepted for recording by the County Clerks of such Counties and (ii) upon such recording, to provide notice to third parties of the mortgage liens on the interest of the Company or the Guarantor party to such Mortgage in the Collateral comprising the real property described therein. Each such Mortgage constitutes a fixture financing statement for purposes of the Texas UCC.

9. The Article 9 Security Interest in that portion of the Article 9 Collateral consisting of Certificated Securities (as defined in Article 8 of the NYUCC) represented by the certificates identified on Schedule 5 to the Security Agreement (the “Pledged Securities”) will be perfected upon delivery to the Collateral Agent or its designee (including, prior to the Discharge of the First Lien Priority Obligations, the First Lien Agent as bailee on behalf of the Collateral Agent), the original stock certificate (together with stock powers executed in blank) representing the Capital Stock of Landry’s Gaming, Inc., subject to and pursuant to the terms of the Intercreditor Agreement and the other Indenture Documents.

10. The Article 9 Security Interest in that portion of the Article 9 Collateral consisting of the uncertificated securities (as defined in Article 8 of the NYUCC) identified on Schedule 2 to the Security Agreement (the “Uncertificated Pledged Securities”) will be perfected upon the execution and delivery by the issuer thereof of an agreement that it will comply with the instructions with respect to the Uncertificated Pledged Securities originated by the Collateral Agent without further consent by the registered owner of such Uncertificated Pledged Securities.

11. Neither the Company nor any Guarantor is or will be as a result of the Transactions, an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder.

12. The issuance and sale by the Company of the Notes as contemplated by the Purchase Agreement does not violate Regulation T, U and X of the Board of Governors of the Federal Reserve System.

13. The authorized, issued and outstanding capital stock of the Company is as set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Capitalization.”

14. The Indenture is in sufficient form for qualification under the TIA.

15. The Notes and the Note Guarantees are in the form contemplated by the Indenture. The execution, delivery and performance of the Private Exchange Notes and the Private Exchange Guarantees have been duly and validly authorized by the Company and the Covered Guarantors, and when executed and delivered by the Company and the Guarantors in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Registration Rights Agreement and the Indenture by the Trustee and due authentication and delivery of such guarantees by the Trustee in accordance with the Indenture), will be legal, valid and binding obligations of the Company and the Guarantors, entitled to the benefits of the Indenture, the Collateral Agreements and the Registration Rights Agreement, and enforceable against each of the Company and the Guarantors in accordance with their terms.

16. The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Description of Notes” and “Description of Certain Indebtedness” to the extent that such information constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings. The statements under the caption and “Certain United States Federal Income Tax Considerations,” in the Pricing Disclosure Package and the Final Offering Memorandum, insofar as such statements summarize certain federal income and estate tax laws of the United States, constitute a fair summary of the principal U.S. federal income and estate tax consequences of an investment in the Notes.

17. No registration under the Act of the Notes is required in connection with the issuance and sale of the Notes to the Initial Purchasers as contemplated by the Purchase Agreement and the Pricing Disclosure Package and the Final Offering Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 6 of the Purchase Agreement, and the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy the Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act or (B) that the offer or sale of the Notes is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of such Initial Purchasers’ representations in Section 6 of the Purchase Agreement and those of the Company contained in the Purchase Agreement regarding the absence of a general solicitation in connection with the sale of the Notes to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 6 of the Purchase Agreement.

We have participated in conferences with officers of the Company, representatives of the independent certified public accountants of the Company, and representatives of the Initial Purchasers and its counsel, at which conferences the contents of the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum and related matters were discussed and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum, on the basis of the foregoing, nothing has come to our attention that causes us to believe that the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum as of its date contained, or on the Closing Date contains, an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements and notes thereto or other financial data included in the Pricing Disclosure Package, the Company Additional Written Communication and the Final Offering Memorandum).

EXHIBIT B

FORM OF OPINIONS OF LOCAL COLORADO COUNSEL

1. CHLN, Inc. (“CHLN”) is duly qualified as a foreign corporation and is in good standing under the laws of the State of Colorado.

2. Landry’s Downtown Aquarium, Inc. (“LDA”) is a corporation validly existing and in good standing under the laws of the State of Colorado.

3. LDA has the requisite corporate power and authority to enter into the Transaction Documents to which it is a party and to perform its obligations thereunder.

4. The Transaction Documents to which LDA is a party have been duly authorized by all requisite corporate action on the part of LDA, and have been duly executed and delivered by LDA.

5. The LDA Deed of Trust constitutes the legal, valid and binding obligation of LDA, enforceable against LDA in accordance with its terms.

6. The execution and delivery of LDA of the Transaction Documents to which it is a party do not, and performance by LDA of its obligations thereunder will not (a) violate its articles of incorporation, or its bylaws, (b) violate the provisions of any United States Federal or State Colorado statute, rule or regulation known to us to be applicable to LDA, or (c) violate any material judgment or order of any United States Federal or State Colorado governmental authority known to us and binding upon LDA.

7. Landry’s Seafood House – Colorado, Inc. (“LSHC”) is a corporation validly existing and in good standing under the laws of the State of Colorado.

8. LSHC has the requisite corporate power and authority to enter into the Transaction Documents to which it is a party and to perform its obligations thereunder.

9. The Transaction Documents governed by Colorado law to which LSHC is a party have been duly authorized by all requisite corporate action on the part of LSHC and have been duly executed and delivered by LSHC.

10. The LSHC Deed of Trust constitutes the legal, valid and binding obligation of LSHC, enforceable against LSHC in accordance with its terms.

11. The execution and delivery by LSHC of the Transaction documents to which it is a party do not, and performance by LSHC of its obligations thereunder will not (a) violate its articles of incorporation, or its bylaws, (b) violate the provisions of any United States Federal or State Colorado statute, rule or regulation known to us to be applicable to LSHC, or (c) violate any material judgment or order of any United States Federal or State Colorado governmental authority known to us and binding upon LSHC.

12. Each of the Deeds of Trust creates valid liens on and security interests in all right, title and interest of the applicable Grantor in the Property described therein, to the extent liens and security interests can be created under the UCC and the real property laws of Colorado.

13. The Deeds of Trust and the Fixture Filings are in proper form for filing and recording in the real property records maintained by the Clerks and Recorders of Colorado Counties; and the Financing Statements are in proper form for filing in the office of the Colorado Secretary of State.

14. Upon recordation and filing as set forth in Schedule I hereto, (a) the liens created by the Aquarium Deed of Trust will be perfected in all right, title and interest of LDA in that portion of the Aquarium Property consisting of real property located in Colorado, (b) the security interest created by the Aquarium Deed of Trust will be perfected in all right, title and interest of LDA in that portion of the Aquarium Property consisting of fixtures located in Colorado, and (c) the security interests created by the Aquarium Deed of Trust will be perfected in all right, title and interest of LDA in that portion of the Aquarium Property consisting of personal property with respect to which a security interest can be perfected by the filing of financing statements in Colorado under the UCC.

15. Upon recordation and filing as set forth in Schedule I hereto; (a) the liens created by the Seafood House Deed of Trust will be perfected in all right, title and interest of LSHC in that portion of the Seafood House Property, consisting of real property located in Colorado, (b) the security interests created by the Seafood House Deed of Trust will be perfected in all right, title and interest of LSHC in that portion of the Seafood House Property consisting of fixtures located in Colorado, and (c) the security interests created by the Seafood House Deed of Trust will be perfected in all right, title and interest of LSHC in that portion of the Seafood House Property consisting of personal property with respect to which a security interest can be perfected by the filing of financing statements in Colorado under the UCC.

16. Upon recordation and filing as set forth in Schedule I hereof, (a) the liens created by the CHLN Deed of Trust will be perfected in all right, title and interest of CHLN in that portion of the CHLN Property consisting of real property located in Colorado, and (b) the security interests created by the CHLN Deed of Trust, will be perfected in all right, title and interest of CHLN in that portion of the CHLN Property consisting of fixtures located in Colorado.

17. No transfer tax, stamp tax or other fee, tax or governmental charge (other than filing and recording fees imposed by law) is required to be paid in Colorado in connection with the execution, delivery, filing or recording of the Security Documents.

18. No consent of or filing with any Colorado state governmental body, agency or authority is required in connection with the execution and delivery of the Transaction Documents by the Grantors.

19. The Transaction Documents generally provide that they are to be governed by the laws of the State of New York. We note that Colorado courts have applied the “most significant relationship” approach of the Restatement (Second) of Conflict of Laws for resolving conflict of laws questions in contract cases. See Wood Brothers Homes, Inc. v. Walker Adjustment Bureau, 198 Colo. 444, 601 P.2d 1369 (1979); Budd v. American Excess Insurance Company, et al., 928 F.2d 344 (10th Cir. 1991). Section 187 of the Restatement provides that the parties to a contract may stipulate to their choice of law to govern the validity of a contract and the rights created thereby and the laws of the state chosen will be applied to those issues unless it is determined that the particular issue in dispute is one that the parties could not have resolved by an explicit provision in their agreement and that either: (a) the chosen state has no substantial relationship to the parties or the transaction and there is no other reasonable basis for the parties’ choice, or (b) that application of the law of the chosen state would be contrary to a fundamental policy of a state which has a materially greater interest in the issue than the chosen state, and that under Section 188 of the Restatement would be the state of applicable law in the absence of an effective choice of law by the parties. Although it is not free from doubt, provided that (i) the State of New York has a substantial relationship (as that term is used in Section 187 of the Restatement) and a reasonable relation (as such term is used in Section 1-105 of the UCC) to the parties and the Transaction and (ii) the application of New York law would not be contrary to a fundamental policy of a state which has a materially greater interest than the State of New York in the determination of particular issues, under existing precedent the choice of law provisions contained in the Transaction Documents should be given effect by the courts of the State of Colorado and the federal courts of the United States of America applying Colorado law. Because of the fundamentally factual nature of many of these issues, the unpredictability of which public policy issues may be present in a given situation, and the fact that our opinion is based solely upon our review of the documents described above, we do not opine that any court would necessarily hold that any choice of law provision is binding on the parties. We further note that the substantive laws of Colorado should be applicable to the Security Documents insofar as they relate to the issue of perfection and the effect of perfection or non-perfection of liens on and security interests in real property and fixtures and to the enforcement of the Security Documents, the procedures under which they are foreclosed, the effect of foreclosure and other matters related to the enforcement of remedies against property located in the State of Colorado.

EXHIBIT C

FORMS OF OPINIONS OF LOCAL MICHIGAN COUNSEL

(i) CA Muer Corporation (“CA Muer”) is a corporation duly organized and validly existing under the laws of the State of Michigan.

2. CA Muer has the corporate power and authority to execute, deliver and perform each Transaction Document to which it is a party and to consummate the transactions contemplated thereby, and the Transaction Documents constitute legal, valid and binding obligations of CA Muer, and other than with respect to the Purchase Agreement, enforceable against CA Muer in accordance with their terms.

3. CA Muer (a) has taken all corporate actions necessary to authorize the execution, delivery and performance of each Transaction Document to which it is a party and the transactions contemplated by the Transaction Documents and (b) has duly executed and delivered each Transaction Document to which it is a party.

4. The Mortgages are in form satisfactory for recording in the Register of Deeds of the applicable County, in Michigan where the real property subject to the particular Mortgage is located and upon such recordation, the Mortgage shall constitute a perfected security interest in and a perfected lien upon the real property, including such real property constituting fixtures under the laws of the State of Michigan, or rights described therein, in each case in favor of the Collateral Agent.

5. No Governmental Authorization (as defined below) or consent, approval authorization or order of any third party, and no notice to or filing with, any Michigan governmental or Michigan corporate authority or regulatory body, is required for (a) the due execution, delivery or performance by CA Muer of any Transaction Document to which it is or is to be a party or for the consummation of the transactions contemplated by the Transaction Documents, (b) the grant by CA Muer of the Liens in the Article 9 Collateral (hereinafter defined) granted by it pursuant to the Transaction Documents, (c) the perfection or maintenance of the Liens in the Article 9 Collateral created under the Transaction Documents (including the priority nature thereof required under the Transaction Documents) or (d) the exercise by the Collateral Agent of its rights under the Transaction Documents or the remedies in respect of the Article 9 Collateral pursuant to the Transaction Documents, except for (i) the filings referred to in paragraph 6 below, (ii) the filing of the Mortgages in the real property records of the county in which the real property subject to such Mortgages is located and (iii) Governmental Authorization not required to consummate the transactions occurring on the date hereof, but required to be obtained or made after the date of this opinion letter to enable CA Muer to comply with requirements of Applicable Law, including those required to maintain existence and good standing of CA Muer.

“Governmental Authorization” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to any Applicable Law.

6. The Financing Statements prepared by counsel to the Initial Purchasers listing CA Muer as debtor has been reviewed by us and are in appropriate form for filing with the Secretary of the State of Michigan. Upon the proper filing in the applicable Filing Offices of the Financing Statements, the Article 9 Security Interest in that portion of the Article 9 Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code as in effect in the State of Michigan (the “Michigan UCC”) will be perfected without any other action or notice.

7. The Transaction Documents generally provide that they are to be governed by the laws of the State of New York. We note that Michigan courts have applied the “most significant relationship” approach for resolving conflict of laws questions in contract cases. See Chrysler Corp. v Skyline Indus Servs, 448 Mich 113, 528 NW 2d 698 (1995). Section 187 of the Restatement provides that the parties to a contract may stipulate to their choice of law to govern the validity of a contract and the rights created thereby and the laws of the state chosen will be applied to those issues unless it is determined that the particular issue in dispute is one that the parties could not have resolved by an explicit provision in their agreement and that either: (a) the chosen state has no substantial relationship to the parties or the transaction and there is no other reasonable basis for the parties’ choice, or (b) that application of the law of the chosen state would be contrary to fundamental policy of a state which has a materially greater interest in the issue than the chosen state, and that under Section 188 of the Restatement would be the state of applicable law in the absence of an effective choice of law by the parties. Although it is not free from doubt, provided that (i) the State of New York has a substantial relationship (as that term is used in Section 187 of the Restatement) and a reasonable relation (as such term is used in Section 1-105 of the UCC) to the parties and the Transaction and (ii) the application of New York law would not be contrary to a fundamental policy of a state which has a materially greater interest than the State of New York in determination of particular issues, under existing precedent the choice of law provisions contained in the Transaction Documents should be given effect by the courts of the State of Michigan and the federal courts of the United States of America applying Michigan law. Because of the fundamentally factual nature of many of these issues, the unpredictability of which public policy issues may be present in any given situation, and the fact that our opinion is based solely upon our review of the documents described above, we do not opine that any court would necessarily hold that any choice of law provision is binding on the parties. We further note that the substantive laws of Michigan should be applicable to the Collateral Agreements insofar as they relate to the issue of perfection and the effect of perfection or non-perfection of liens on and security interests in real property and fixtures and to the enforcement of the Collateral Agreements, the procedures under which they are foreclosed, the effect of foreclosure and other matters related to the enforcement of remedies against property located in the State of Michigan.

8. The execution and delivery by CA Muer of the Transaction Documents to which it is a party do not, and performance by CA Muer of its obligations thereunder including the granting of the Liens provided for in the Transaction Documents, and the Transactions contemplated thereby will not violate (a) its articles of incorporation, or bylaws, (b) violate the provisions of State of Michigan statute, rule or regulation known to us to be applicable to CA Muer, or (c) based on the Officer’s Certificate attached hereto as Exhibit A, violate any judgment or order of any United States federal or State of Michigan governmental authority known to us and binding upon CA Muer.

9. No transfer tax, stamp tax or other fee, tax or governmental charge (other than filing and recording fees imposed by law) is required to be paid in Michigan in connection with the execution, delivery, filing or recording of the Collateral Agreements.

EXHIBIT D

FORM OF OPINIONS OF LOCAL OREGON COUNSEL

1. The Deed of Trust is in form sufficient to create in the Beneficiary’s favor a valid lien on the Mortgaged Property as security for all obligations of the Grantor stated in the Deed of Trust to be so secured.

2. The Deed of Trust is in form sufficient to be recorded in the real property records of Multnomah County, Oregon.

3. Recordation of the Deed of Trust in the real property records of Multnomah County, Oregon in which the Mortgaged Property is located will constitute the only recording or filing in the State of Oregon necessary (i) to give constructive notice to third parties of the lien of the Deed of Trust upon the Mortgaged Property and (ii) to perfect a security interest in fixtures included in the Mortgaged Property, in each case, which under the laws of the State of Oregon constitute an interest in fixtures under the Uniform Commercial Code as enacted and in effect in the State of Oregon, to the extent that the Grantor’s interest in the Mortgaged Property is properly of record.

4. No transfer tax, stamp tax or other fee, tax or governmental charge (other than filing and recording fees imposed by law) is required to be paid in Oregon in connection with the execution, delivery, filing or recording of the Deed of Trust.

EXHIBIT E

FORM OF OPINIONS OF GENERAL COUNSEL

1. Each [Other Guarantor]4 has been duly formed or incorporated, as the case may be, is validly existing as a corporation or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its formation or incorporation, has the power and authority to own lease and operate its current properties and conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and is duly qualified to transact business as a foreign corporation or limited partnership, as applicable, and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. All of the outstanding shares of capital stock and other ownership interests, as applicable, of each of the Company and the Guarantors has been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right and are owned directly or indirectly by the Company, as applicable, free and clear of all security interests, liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions) or voting (other than Permitted Liens) or, to my knowledge, any pending or threatened claim.

2. Each Other Guarantor (a) has the corporate or limited partnership power and authority, as applicable, to execute, deliver and perform each Transaction Document to which it is a party and to consummate the transactions contemplated thereby, (b) has taken all corporate or limited partnership action, as applicable, necessary to authorize the execution, delivery and performance of each Transaction Document to which it is a party and the transactions contemplated by the Transaction Documents and (c) has duly executed and delivered each Transaction Document to which it is a party. Each Transaction Document to which any Other Guarantor is a party has been duly authorized, executed and delivered by such Other Guarantor and is the legal, valid and binding obligation of such Other Guarantor, enforceable against such Other Guarantor in accordance with its Terms.

3. No Governmental Authorization (as defined below) or consent, approval authorization or order of any third party, and no notice to or filing with, any United States federal or governmental or corporate authority or regulatory body of the [Covered States]5, is required for (a) the due execution, delivery or performance by the Other Guarantors of any Transaction Document to which it is or is to be a party or for the consummation of the transactions contemplated by the Transaction Documents, (b) the grant by the Other Guarantors of the Liens in the Article 9 Collateral (hereinafter defined) granted by it pursuant to the Security Agreement, (c) the perfection or maintenance of the Liens in the Article 9 Collateral created under the

[4]

This definition should pick up all subsidiaries incorporated in jurisdictions other than Delaware, Texas, Oregon, Michigan or Colorado; specifically, Florida, Maryland, Nevada, Alabama, Mississippi, Louisiana, Tennessee, Minnesota, Missouri, New Mexico, North Carolina, Ohio, South Carolina and Kansas

[5]	These states should include Florida, Maryland, Nevada, Alabama, Mississippi, Louisiana, Tennessee, Minnesota, Missouri, New Mexico, North Carolina, Ohio, South Carolina and Kansas

Security Agreement (including the priority nature thereof required under the Transaction Documents) or (d) the exercise by the Collateral Agent of its rights under the Transaction Documents or the remedies in respect of the Article 9 Collateral pursuant to the Security Agreement, except for (i) the filings referred to in paragraph 6 below, (ii) the approval of any Gaming Authority under the Gaming Pledge Agreement, (iii) the filing of the fixture filings and the recording of the Mortgages in the real property records of the county in which the real property subject to such Mortgages is located and (iv) Governmental Authorization not required to consummate the transactions occurring on the date hereof but required to be obtained or made after the date of this opinion letter to enable the Other Guarantors to comply with requirements of Applicable Law, including those required to maintain existence and good standing of the Other Guarantors.

“Governmental Authorization” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to any Applicable Law.

4. The execution and delivery by the Other Guarantors of each Transaction Document to which it is a party does not, and the performance by each of the Other Guarantors of its obligations thereunder, including the granting of the Liens provided for in the Transaction Documents, and the Transactions contemplated thereby, will not, (a) violate the certificate or articles of incorporation, certificate or articles of formation, bylaws or limited partnership agreement, as applicable, of the Other Guarantors, (b) violate any Applicable Law, (c) violate any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Other Guarantors, or (d) except for the Liens created under the Transaction Documents and Permitted Liens, result in or require the creation or imposition of any Lien upon or with respect to any property of the Company and its Subsidiaries. After consummation of the Offering and the transactions contemplated by the Transaction Documents, no Default or Event of Default will exist under the Indenture or the Amended and Restated Credit Agreement.

5. No consent, approval, authorization or other order of, or resignation or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s or any Guarantor’s execution, delivery and performance of any Transaction Document to which the Company or such Guarantor, as applicable, is a party, or consummation of the transactions contemplated by the Transaction Documents, except the consent and approval of the Gaming Authorities (as defined in the Gaming Pledge Agreement) in connection with the Gaming Pledge Agreement and except as such others as have been obtained or made by the Company and such Guarantor and are in full force and effect.

6. Each of the financing statements prepared by counsel to the Initial Purchasers listing an Other Guarantor has been reviewed by me (the “Financing Statements”) and is in appropriate form for filing with the Secretary of the State of the applicable Covered State. Upon the proper filing in the applicable Filing Offices of the Financing Statements, the Article 9 Security Interest in that portion of the Article 9 Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code as in effect in the applicable Covered State will be perfected without any other action or notice, except where the failure to perfect would not be material.